Exhibit 99.2 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc EVENT DATE/TIME: MARCH 02, 2020 / 1:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.Exhibit 99.2 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc EVENT DATE/TIME: MARCH 02, 2020 / 1:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc CORPORATE PARTICIPANTS Bradley Lee Soultz WillScot Corporation - President, CEO & Director Matthew Jacobsen Williams Scotsman International, Inc. - VP of Finance Timothy D. Boswell WillScot Corporation - CFO CONFERENCE CALL PARTICIPANTS Alexander Rocco Maroccia Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst Brent Edward Thielman D.A. Davidson & Co., Research Division - Senior VP & Senior Research Analyst Courtney Yakavonis Morgan Stanley, Research Division - Research Associate Gregory R. Bardi Barclays Bank PLC, Research Division - VP Kevin Damien McVeigh Crédit Suisse AG, Research Division - MD Philip H. Ng Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Ross Paul Gilardi BofA Merrill Lynch, Research Division - Director Scott Andrew Schneeberger Oppenheimer & Co. Inc., Research Division - MD and Senior Analyst Kelly Williams Mobile Mini, Inc. - President, CEO & Director PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the WillScot-Mobile Mini merger conference call. (Operator Instructions) As a reminder, this conference call may be recorded. I would now like to turn the conference over to your host, Mr. Matt Jacobsen. Matthew Jacobsen - Williams Scotsman International, Inc. - VP of Finance Thank you, and good morning. Before we begin, I'd like to remind you that comments made by management teams of both WillScot and Mobile Mini may include forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These such forward-looking statements are subject to the safe harbor rules. Actual results may differ materially from those forward-looking statements as a result of various factors including those discussed in our press release and the risk factors identified in WillScot's 2019 Form 10-K that will be filed with the SEC today. While we may update forward-looking statements in the future, we disclaim any obligation to do so. You should not place undue reliance on these forward-looking statements, all of which speak only as of today. We'd like to remind you that some of the statements and responses to your questions in this conference call may include forward-looking statements. As such, they are subject to future events and uncertainties that could cause our actual results to differ materially from these statements. We assume no obligation and do not intend to update any such forward-looking statements. The press release we issued earlier this morning and the presentation for today's call are posted on the Investor Relations website for WillScot and Mobile Mini. A copy of the release will also be included in an 8-K submitted to the SEC. We will make a replay of this conference call available via webcast on the company website for WillScot and Mobile Mini. For financial information that has been expressed on a non-GAAP basis, we've included reconciliations to the comparable GAAP information. Please refer to the tables and slide presentation accompanying today's earnings release. Lastly, this morning, WillScot is filing its 10-K with the SEC for the year ended December 31, 2019. The 10-K will be available through the SEC or on the Investor Relations section of the WillScot website. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc CORPORATE PARTICIPANTS Bradley Lee Soultz WillScot Corporation - President, CEO & Director Matthew Jacobsen Williams Scotsman International, Inc. - VP of Finance Timothy D. Boswell WillScot Corporation - CFO CONFERENCE CALL PARTICIPANTS Alexander Rocco Maroccia Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst Brent Edward Thielman D.A. Davidson & Co., Research Division - Senior VP & Senior Research Analyst Courtney Yakavonis Morgan Stanley, Research Division - Research Associate Gregory R. Bardi Barclays Bank PLC, Research Division - VP Kevin Damien McVeigh Crédit Suisse AG, Research Division - MD Philip H. Ng Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Ross Paul Gilardi BofA Merrill Lynch, Research Division - Director Scott Andrew Schneeberger Oppenheimer & Co. Inc., Research Division - MD and Senior Analyst Kelly Williams Mobile Mini, Inc. - President, CEO & Director PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the WillScot-Mobile Mini merger conference call. (Operator Instructions) As a reminder, this conference call may be recorded. I would now like to turn the conference over to your host, Mr. Matt Jacobsen. Matthew Jacobsen - Williams Scotsman International, Inc. - VP of Finance Thank you, and good morning. Before we begin, I'd like to remind you that comments made by management teams of both WillScot and Mobile Mini may include forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These such forward-looking statements are subject to the safe harbor rules. Actual results may differ materially from those forward-looking statements as a result of various factors including those discussed in our press release and the risk factors identified in WillScot's 2019 Form 10-K that will be filed with the SEC today. While we may update forward-looking statements in the future, we disclaim any obligation to do so. You should not place undue reliance on these forward-looking statements, all of which speak only as of today. We'd like to remind you that some of the statements and responses to your questions in this conference call may include forward-looking statements. As such, they are subject to future events and uncertainties that could cause our actual results to differ materially from these statements. We assume no obligation and do not intend to update any such forward-looking statements. The press release we issued earlier this morning and the presentation for today's call are posted on the Investor Relations website for WillScot and Mobile Mini. A copy of the release will also be included in an 8-K submitted to the SEC. We will make a replay of this conference call available via webcast on the company website for WillScot and Mobile Mini. For financial information that has been expressed on a non-GAAP basis, we've included reconciliations to the comparable GAAP information. Please refer to the tables and slide presentation accompanying today's earnings release. Lastly, this morning, WillScot is filing its 10-K with the SEC for the year ended December 31, 2019. The 10-K will be available through the SEC or on the Investor Relations section of the WillScot website. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Now with me today, I've got Brad Soultz, President and CEO of WillScot; Tim Boswell, CFO of WillScot; and Kelly Williams, President and CEO of Mobile Mini. On today's call, they will provide an overview of the announced transaction and its strategic and financial rationale. The WillScot team will then briefly discuss the company's fourth quarter and full year performance as well as guidance for fiscal year 2020. The call will then be opened up for questions. With that, I'll turn the call over to Brad. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Thanks, Matt, and good morning, everyone. We're extremely excited to speak with you today about an exciting transformational merger of equals between WillScot and Mobile Mini, which we announced earlier this morning as well as share WillScot's outstanding fourth quarter results in which the company continued strong organic growth, cost synergy realization and delivered $44 million of free cash flow. As we've navigated and grown WillScot through transactions with ModSpace, Acton and Tyson, we knew the next goal in our long-term strategy was to solidify our portable storage capabilities in a way that would appropriately complement our existing modular space fleet. Mobile Mini has continually proven itself to be a leader in portable storage solutions with a rental fleet of approximately 200,000 units across 156 locations in the U.S., U.K. and Canada. As we conducted due diligence, our excitement about Mobile Mini and the opportunity for the strategic combination and the value we believe will be created for both sets of stockholders has only increased. The combination of our 2 great companies will create a leader in the broader specialty leasing industry, with combined 2019 revenues of $1.7 billion and combined 2019 adjusted EBITDA of approximately $650 million, including the expected $50 million of cost synergies from this transaction. This combination is truly transformative, and while I'll dive into the rationale behind this deal in more detail shortly, I'd like to highlight the most important driver behind the combination and that's the complementary nature of our businesses. Together, WillScot's modular space solutions and Mobile Mini's portable storage solutions, along with the combined company's geographic footprint, will enhance the scope and the reach of our value propositions that we bring to our collective customers. Equally as important, each company has predictable lease revenues, long-lived assets and attractive unit economics, all of which drive long-term growth and value creation for our stockholders. I'm extremely confident together, WillScot and Mobile Mini, will not only create value for both customers and stockholders but also continue to be a great place for our employees to work. Moving to the next slide, I'd like to summarize the specifics of the transaction. We've structured this deal in an all-stock merger of equals, whereby Mobile Mini's stockholders will receive 2.4050 WillScot shares of WillScot common stock for each share owned for a combined equity valuation of approximately $4.1 billion and an enterprise value of approximately $6.6 billion as of today's announcement. Under the terms of the deal, WillScot's stockholders will own approximately 54%, and Mobile Mini stockholders will own approximately 46% of the combined company. Now after the deal closes, I'll continue to serve as the Chief Executive Officer of the combined company, and I'm excited to have Kelly Williams serving as the President and Chief Operating Officer and Tim Boswell serving as the Chief Financial Officer. Erik Olsson, the current Chairman of the Board for Mobile Mini, will serve as the Chairman of the combined company's Board, and Gerry Holthaus, current Chairman of the Board for Williams Scots -- WillScot, will serve as lead independent director. Composition of the Board will consist of 11 members in total, with 6 members from WillScot's, 5 members from Mobile Mini's current Boards of Directors. We'll provide a deeper dive into our thoughts on synergies later, but it's worth highlighting that we anticipate $50 million in annual pretax cost synergies from this transaction and expect to generate in excess of $290 million in combined free cash flow in 2020. Again, the structure of the deal, the expected adjusted EBITDA of approximately $650 million, including those cost synergies, net leverage at close is expected to be 3.8 turns and we expect rapid deleveraging, given the cash flow profile of the combined company thereafter. The transaction, which has been approved by both Boards of Directors, is expected to close in the third quarter of this year. In addition to both companies' Boards, we also have the support of WillScot's largest stockholder, TDR Capital. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Now with me today, I've got Brad Soultz, President and CEO of WillScot; Tim Boswell, CFO of WillScot; and Kelly Williams, President and CEO of Mobile Mini. On today's call, they will provide an overview of the announced transaction and its strategic and financial rationale. The WillScot team will then briefly discuss the company's fourth quarter and full year performance as well as guidance for fiscal year 2020. The call will then be opened up for questions. With that, I'll turn the call over to Brad. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Thanks, Matt, and good morning, everyone. We're extremely excited to speak with you today about an exciting transformational merger of equals between WillScot and Mobile Mini, which we announced earlier this morning as well as share WillScot's outstanding fourth quarter results in which the company continued strong organic growth, cost synergy realization and delivered $44 million of free cash flow. As we've navigated and grown WillScot through transactions with ModSpace, Acton and Tyson, we knew the next goal in our long-term strategy was to solidify our portable storage capabilities in a way that would appropriately complement our existing modular space fleet. Mobile Mini has continually proven itself to be a leader in portable storage solutions with a rental fleet of approximately 200,000 units across 156 locations in the U.S., U.K. and Canada. As we conducted due diligence, our excitement about Mobile Mini and the opportunity for the strategic combination and the value we believe will be created for both sets of stockholders has only increased. The combination of our 2 great companies will create a leader in the broader specialty leasing industry, with combined 2019 revenues of $1.7 billion and combined 2019 adjusted EBITDA of approximately $650 million, including the expected $50 million of cost synergies from this transaction. This combination is truly transformative, and while I'll dive into the rationale behind this deal in more detail shortly, I'd like to highlight the most important driver behind the combination and that's the complementary nature of our businesses. Together, WillScot's modular space solutions and Mobile Mini's portable storage solutions, along with the combined company's geographic footprint, will enhance the scope and the reach of our value propositions that we bring to our collective customers. Equally as important, each company has predictable lease revenues, long-lived assets and attractive unit economics, all of which drive long-term growth and value creation for our stockholders. I'm extremely confident together, WillScot and Mobile Mini, will not only create value for both customers and stockholders but also continue to be a great place for our employees to work. Moving to the next slide, I'd like to summarize the specifics of the transaction. We've structured this deal in an all-stock merger of equals, whereby Mobile Mini's stockholders will receive 2.4050 WillScot shares of WillScot common stock for each share owned for a combined equity valuation of approximately $4.1 billion and an enterprise value of approximately $6.6 billion as of today's announcement. Under the terms of the deal, WillScot's stockholders will own approximately 54%, and Mobile Mini stockholders will own approximately 46% of the combined company. Now after the deal closes, I'll continue to serve as the Chief Executive Officer of the combined company, and I'm excited to have Kelly Williams serving as the President and Chief Operating Officer and Tim Boswell serving as the Chief Financial Officer. Erik Olsson, the current Chairman of the Board for Mobile Mini, will serve as the Chairman of the combined company's Board, and Gerry Holthaus, current Chairman of the Board for Williams Scots -- WillScot, will serve as lead independent director. Composition of the Board will consist of 11 members in total, with 6 members from WillScot's, 5 members from Mobile Mini's current Boards of Directors. We'll provide a deeper dive into our thoughts on synergies later, but it's worth highlighting that we anticipate $50 million in annual pretax cost synergies from this transaction and expect to generate in excess of $290 million in combined free cash flow in 2020. Again, the structure of the deal, the expected adjusted EBITDA of approximately $650 million, including those cost synergies, net leverage at close is expected to be 3.8 turns and we expect rapid deleveraging, given the cash flow profile of the combined company thereafter. The transaction, which has been approved by both Boards of Directors, is expected to close in the third quarter of this year. In addition to both companies' Boards, we also have the support of WillScot's largest stockholder, TDR Capital. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc TDR has entered into a customary voting agreement in support of the combination and will have a lockup period of 6 months. Further in the first year post-lockup, TDR will be prohibited from selling more than 50% of its shares, subject to this exchange agreement. Moving to Slide 7. As mentioned, this transaction is rooted in compelling strategic and financial rationale, which were solidified greatly over the course of our due diligence process. Importantly, it's worth reiterating, WillScot and Mobile Mini are truly complementary businesses. Our fleets, end markets, geographic footprints and customer bases, while each unique, together provide a one-stop shop for both the office and storage needs of our collective customer base. Upon close, the combined company will have over 360,000-unit strong fleet of modular space and portable storage units, in addition to over 275 operating locations across the United States, Canada, United Kingdom and Mexico. The complementary nature of our business will ultimately translate into more powerful solutions and enhanced services for our customers as well as strong diversified recurring revenue streams that create value for our stockholders. Each company has predictable leasing portfolios, providing opportunities to drive significant recurring revenue. For both companies, the average life of our assets is over 20 years and the average lease durations are over 30 months, with over 90% of our total revenue coming from these long duration leases. Shifting to the financial rationale underpinning this transaction, which is equally as compelling. As I mentioned briefly, we've identified $50 million in annual pretax cost synergies in addition to upside from revenue synergies from cross-selling and customer pull-through for modular space solutions to portable storage solutions and vice versa. All things considered, we expect greater than 10% accretion of free cash flow per share for both sets of shareholders. The combined company will benefit from a strong balance sheet and robust free cash flow generation that can be used to decrease leverage for organic growth opportunities and work to explore further inorganic growth opportunities. More specifically, upon full realization of the cost synergies, we expect the combined company to generate approximately $500 million in annual free cash flow. Both WillScot and Mobile Mini have proven track records of profitable growth, and together, they're even better positioned to generate stockholder value. With that, I'm pleased to turn it over to Mobile Mini's CEO, Kelly Williams. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Thanks, Brad, and good morning, everyone. We at Mobile Mini could not be more excited to partner with Brad, Tim and the entire WillScot team. We've had the opportunity to work very closely with Brad and his team over the past several weeks and believe we share similar cultures and strategic visions. We look forward to growing the combined business as we leverage each others' resources, best practices, industry knowledge and the diverse skills of our employees. As Brad touched on briefly, this combination brings together 2 North American leaders, 1 in modular space solutions and the other in portable storage solutions to create a premier North American specialty leasing platform. Together, we will operate a robust rental fleet consisting of over 360,000 units, producing predictable revenue streams with compelling unit economics. Importantly, WillScot shares our commitment to being the company of choice for employees, customers and stockholders. Our collective employees will have the opportunity to be part of and contribute to the foremost specialty leasing company in our industry, and customers will benefit from a broadened footprint, fleet and suite of products and solutions. Moving to Slide 9. This transaction will combine 2 complementary fleets, each with an existing and impressive scale on its own. At Mobile Mini, we have a fleet of over 210,000 units consisting of predominantly steel storage containers and ground level offices. On its own, WillScot has over 150,000 units in its fleet consisting primarily of modular office solutions. Together, as of the end of year 2019, we would operate a combined fleet of over 360,000 units, enhancing the scale of our offering and the diversity of our already attractive end market exposure. More specifically, with combined 2019 revenue of $1.7 billion, the combination remains ideally positioned to further penetrate and service attractive end markets. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc TDR has entered into a customary voting agreement in support of the combination and will have a lockup period of 6 months. Further in the first year post-lockup, TDR will be prohibited from selling more than 50% of its shares, subject to this exchange agreement. Moving to Slide 7. As mentioned, this transaction is rooted in compelling strategic and financial rationale, which were solidified greatly over the course of our due diligence process. Importantly, it's worth reiterating, WillScot and Mobile Mini are truly complementary businesses. Our fleets, end markets, geographic footprints and customer bases, while each unique, together provide a one-stop shop for both the office and storage needs of our collective customer base. Upon close, the combined company will have over 360,000-unit strong fleet of modular space and portable storage units, in addition to over 275 operating locations across the United States, Canada, United Kingdom and Mexico. The complementary nature of our business will ultimately translate into more powerful solutions and enhanced services for our customers as well as strong diversified recurring revenue streams that create value for our stockholders. Each company has predictable leasing portfolios, providing opportunities to drive significant recurring revenue. For both companies, the average life of our assets is over 20 years and the average lease durations are over 30 months, with over 90% of our total revenue coming from these long duration leases. Shifting to the financial rationale underpinning this transaction, which is equally as compelling. As I mentioned briefly, we've identified $50 million in annual pretax cost synergies in addition to upside from revenue synergies from cross-selling and customer pull-through for modular space solutions to portable storage solutions and vice versa. All things considered, we expect greater than 10% accretion of free cash flow per share for both sets of shareholders. The combined company will benefit from a strong balance sheet and robust free cash flow generation that can be used to decrease leverage for organic growth opportunities and work to explore further inorganic growth opportunities. More specifically, upon full realization of the cost synergies, we expect the combined company to generate approximately $500 million in annual free cash flow. Both WillScot and Mobile Mini have proven track records of profitable growth, and together, they're even better positioned to generate stockholder value. With that, I'm pleased to turn it over to Mobile Mini's CEO, Kelly Williams. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Thanks, Brad, and good morning, everyone. We at Mobile Mini could not be more excited to partner with Brad, Tim and the entire WillScot team. We've had the opportunity to work very closely with Brad and his team over the past several weeks and believe we share similar cultures and strategic visions. We look forward to growing the combined business as we leverage each others' resources, best practices, industry knowledge and the diverse skills of our employees. As Brad touched on briefly, this combination brings together 2 North American leaders, 1 in modular space solutions and the other in portable storage solutions to create a premier North American specialty leasing platform. Together, we will operate a robust rental fleet consisting of over 360,000 units, producing predictable revenue streams with compelling unit economics. Importantly, WillScot shares our commitment to being the company of choice for employees, customers and stockholders. Our collective employees will have the opportunity to be part of and contribute to the foremost specialty leasing company in our industry, and customers will benefit from a broadened footprint, fleet and suite of products and solutions. Moving to Slide 9. This transaction will combine 2 complementary fleets, each with an existing and impressive scale on its own. At Mobile Mini, we have a fleet of over 210,000 units consisting of predominantly steel storage containers and ground level offices. On its own, WillScot has over 150,000 units in its fleet consisting primarily of modular office solutions. Together, as of the end of year 2019, we would operate a combined fleet of over 360,000 units, enhancing the scale of our offering and the diversity of our already attractive end market exposure. More specifically, with combined 2019 revenue of $1.7 billion, the combination remains ideally positioned to further penetrate and service attractive end markets. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc As shown on Slide 10, our end market focus remains well diversified within the larger industrials universe that has continued to drive strong demand for our solutions. With expectations for continued favorable economic conditions across North America, limited customer concentration and improved fleet diversity, we anticipate impressive levels of continued growth. Our expectations are supported by several indicators, including the ABI, which has been a strong leading indicator of nonresidential construction activity that has remained above 50 for 9 of the last 12 months. Further, nonresidential construction starts on a square foot basis continued to remain stable, with current levels in line with long-term averages, and the U.S. and Canadian 2020 GDP forecasts remain stable between 1.5% to 2%. Lastly, we would expect that any substantial U.S. infrastructure spending bills would further underpin and strengthen our diverse end markets. Taking a more granular look at the partnership on Slide 11. The combination will yield a fleet with a net book value of approximately $3 billion, with a well-balanced end market exposure, limited customer concentration and an impressive geographic footprint in the North American market. Based on our individual full year 2019 EBITDA contributions and including the $50 million of anticipated run rate cost synergies, we estimate that the combined company would have generated approximately $650 million in 2019 adjusted EBITDA, representing incredibly strong margins of 39%. And with confidence in our ability to generate strong organic growth and to execute successfully on cross-selling opportunities, we believe we can enhance our already attractive recurring revenue model and further improve our margin profile. To that end, Slide 12 provides a great visual demonstration of just how broad our combined footprint will be. With branches in almost every major city in North America, we'll be ideally positioned to meet the evolving needs of customers and benefit from the expansion of Mobile Mini's managed service and WillScot's ready-to-work service offerings. On that front, we have over 275 locations that we can target explicitly for revenue upsell. Further, we'll have a leading position in North American specialty leasing market and be a premier one-stop shop for customers seeking modular space or storage solutions. By combining our fleets, our offering becomes more strategic and valuable to customers, the diversity of our portfolio improves and we enhance the scale and profitability of 2 already strong recurring revenue portfolios. At Mobile Mini, we pride ourselves on customer focus driven by our leading-edge technology platform. Brad and I plan to drive value across the combined company by leveraging this core competency for the benefit of all stakeholders. We very much look forward to working with the WillScot team on successfully executing on the integration process while bringing together best practices from both of our great organizations. With that, I'll hand the call over to Brad to discuss further plans for a successful integration and sources of synergies. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Thank you, Kelly. On Slide 13, we've laid out our initial road map to the successful integration of these 2 great organizations. As we've seen with our successful ModSpace, Acton and Tyson integrations, careful planning goes a long way towards executing a seamless integration. Beginning with an in-depth joint assessment of integration planning to occur prior to close, we will outline within IT, back office, commercial and field arms detailed integration plans to achieve the $50 million of identified cost synergies. Included in the integration planning process prior to close will be both WillScot and Mobile Mini's executive teams, key functional leaders across both organization and those throughout our organization that will have a heavy hand in implementation, all supplemented by our third-party advisers, which we've worked with on the prior integrations. Our initial estimates indicate that we should capture approximately 80% of these synergies in our run rate by year 2 post deal close, with approximately 30% captured in our run rate 1 year post close. Turning to Slide 14. While there's certainly a lot of work to be done to ensure successful integration, our proven and tried integration model at WillScot provides us with the confidence we'll be able to achieve our objectives and create this value. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc As shown on Slide 10, our end market focus remains well diversified within the larger industrials universe that has continued to drive strong demand for our solutions. With expectations for continued favorable economic conditions across North America, limited customer concentration and improved fleet diversity, we anticipate impressive levels of continued growth. Our expectations are supported by several indicators, including the ABI, which has been a strong leading indicator of nonresidential construction activity that has remained above 50 for 9 of the last 12 months. Further, nonresidential construction starts on a square foot basis continued to remain stable, with current levels in line with long-term averages, and the U.S. and Canadian 2020 GDP forecasts remain stable between 1.5% to 2%. Lastly, we would expect that any substantial U.S. infrastructure spending bills would further underpin and strengthen our diverse end markets. Taking a more granular look at the partnership on Slide 11. The combination will yield a fleet with a net book value of approximately $3 billion, with a well-balanced end market exposure, limited customer concentration and an impressive geographic footprint in the North American market. Based on our individual full year 2019 EBITDA contributions and including the $50 million of anticipated run rate cost synergies, we estimate that the combined company would have generated approximately $650 million in 2019 adjusted EBITDA, representing incredibly strong margins of 39%. And with confidence in our ability to generate strong organic growth and to execute successfully on cross-selling opportunities, we believe we can enhance our already attractive recurring revenue model and further improve our margin profile. To that end, Slide 12 provides a great visual demonstration of just how broad our combined footprint will be. With branches in almost every major city in North America, we'll be ideally positioned to meet the evolving needs of customers and benefit from the expansion of Mobile Mini's managed service and WillScot's ready-to-work service offerings. On that front, we have over 275 locations that we can target explicitly for revenue upsell. Further, we'll have a leading position in North American specialty leasing market and be a premier one-stop shop for customers seeking modular space or storage solutions. By combining our fleets, our offering becomes more strategic and valuable to customers, the diversity of our portfolio improves and we enhance the scale and profitability of 2 already strong recurring revenue portfolios. At Mobile Mini, we pride ourselves on customer focus driven by our leading-edge technology platform. Brad and I plan to drive value across the combined company by leveraging this core competency for the benefit of all stakeholders. We very much look forward to working with the WillScot team on successfully executing on the integration process while bringing together best practices from both of our great organizations. With that, I'll hand the call over to Brad to discuss further plans for a successful integration and sources of synergies. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Thank you, Kelly. On Slide 13, we've laid out our initial road map to the successful integration of these 2 great organizations. As we've seen with our successful ModSpace, Acton and Tyson integrations, careful planning goes a long way towards executing a seamless integration. Beginning with an in-depth joint assessment of integration planning to occur prior to close, we will outline within IT, back office, commercial and field arms detailed integration plans to achieve the $50 million of identified cost synergies. Included in the integration planning process prior to close will be both WillScot and Mobile Mini's executive teams, key functional leaders across both organization and those throughout our organization that will have a heavy hand in implementation, all supplemented by our third-party advisers, which we've worked with on the prior integrations. Our initial estimates indicate that we should capture approximately 80% of these synergies in our run rate by year 2 post deal close, with approximately 30% captured in our run rate 1 year post close. Turning to Slide 14. While there's certainly a lot of work to be done to ensure successful integration, our proven and tried integration model at WillScot provides us with the confidence we'll be able to achieve our objectives and create this value. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc In fact, in line with synergy estimates provided at the time of the announcement, WillScot is on track to deliver approximately $70 million in cumulative cost synergies from its prior ModSpace, Acton and Tyson acquisitions. Starting on the left, we've already realized $11 million of cost synergies from Acton and Tyson, the same figure identified at deal announcement. Shifting to ModSpace. We've realized approximately 75% of the associated cost synergies in our run rate in the fourth quarter of 2019, $31 million of which are in our LTM results. Other than some remaining real estate-related optimization and fleet relocation, the ModSpace integration is complete, which is at or ahead of our original schedule. Tremendous effort went into effectively safely integrating these companies over the last several years, and we look forward to bringing those best practices and the skills learned to this combination. Now let's turn to Slide 15 and dig a bit deeper into the synergy opportunity. I would like to emphasize, these are cost synergies only. We've broken down clearly identified hard cost savings in 3 high-level categories on the left side of the page that comprise the $50 million. The 3 categories are back office optimization, field optimization and other efficiencies within SG&A. All relate to modifying our operations, footprint, real estate holdings to ensure we're operating as lean and efficiently as possible post combination without, of course, sacrificing any of our customer value proposition. For the right side of Slide 15, the largest of those cost synergies, approximately $20 million, will be realized through consolidation of the back office process. The remaining $30 million or so will be realized through eliminating any redundancies in real estate and facilities, logistics optimization and other field optimization as well as other back office savings with SG&A as we streamline internal function and reduce the overlap of various professional fees. Based upon discussions to date with WillScot and Mobile Mini, preliminarily vetted by third-party consultant firms and our experience with complex integrations, we are very confident in achieving this cost synergy target. Beyond these clearly identified cost synergies, there are other areas identified as potential sources of further cost synergies, including sourcing and procurement, further logistics optimization and among others that would serve to both de-risk the $50 million as well as provide additional upside as this integration plays out. All in, to realize the full value of the cost synergies identified, we expect to incur onetime costs of approximately $75 million. Moving to Slide 6 (sic) [Slide 16] Perhaps the most exciting aspect to this combination is the opportunity to capture incremental upside from the revenue synergies from cross-selling and customer pull-through. WillScot and Mobile Mini are both unique in that they have individually developed specific service offerings to ensure customers' needs are fully met. Through its ready-to-work solutions, WillScot offers value-added products and services, what we refer to as VAPS, in the form of turnkey solutions, for example, steps, ramps and furniture rentals to offer customers flexible, low-cost timely solutions to meet their space needs. Through Mini -- Mobile Mini's managed service offering, it ensures its customers get their project sites quickly up and running by supplementing its products with other third-party re-rented products as a one-stop shop. We anticipate significant opportunities for this cross-selling and customer pull-through from modular to storage and vice versa as we begin marketing our combined offering. As 1 example, even by just expanding the WillScot's ready-to-work service offering and other VAPS to Mobile Mini's approximately 30,000 ground level offices, we expect an additional $35 million of potential EBITDA to be generated as that fleet churns over the next 3 years. Lastly, beyond our service offerings, we plan to achieve further competitive differentiation to this combination by way of cross-application of commercial best practices. Both companies have complementary yet distinct proven methods of achieving operational excellence. We look forward to strengthening our combined practices to further optimize yield management to ensure strategic account penetration and to boost the productivity and effectiveness of our sales force. With that, I'll hand the call over to Tim who will walk through some additional financial details on the combination and then share our outstanding financial results that WillScot announced this morning. Timothy D. Boswell - WillScot Corporation - CFO Thank you, Brad. Turning to Slide 17. I'd like to discuss our improved combined 2019 balance sheet and strong combined 2020 free cash flow outlook and then briefly share the highlights of our fourth quarter and full year 2019 performance at WillScot. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc In fact, in line with synergy estimates provided at the time of the announcement, WillScot is on track to deliver approximately $70 million in cumulative cost synergies from its prior ModSpace, Acton and Tyson acquisitions. Starting on the left, we've already realized $11 million of cost synergies from Acton and Tyson, the same figure identified at deal announcement. Shifting to ModSpace. We've realized approximately 75% of the associated cost synergies in our run rate in the fourth quarter of 2019, $31 million of which are in our LTM results. Other than some remaining real estate-related optimization and fleet relocation, the ModSpace integration is complete, which is at or ahead of our original schedule. Tremendous effort went into effectively safely integrating these companies over the last several years, and we look forward to bringing those best practices and the skills learned to this combination. Now let's turn to Slide 15 and dig a bit deeper into the synergy opportunity. I would like to emphasize, these are cost synergies only. We've broken down clearly identified hard cost savings in 3 high-level categories on the left side of the page that comprise the $50 million. The 3 categories are back office optimization, field optimization and other efficiencies within SG&A. All relate to modifying our operations, footprint, real estate holdings to ensure we're operating as lean and efficiently as possible post combination without, of course, sacrificing any of our customer value proposition. For the right side of Slide 15, the largest of those cost synergies, approximately $20 million, will be realized through consolidation of the back office process. The remaining $30 million or so will be realized through eliminating any redundancies in real estate and facilities, logistics optimization and other field optimization as well as other back office savings with SG&A as we streamline internal function and reduce the overlap of various professional fees. Based upon discussions to date with WillScot and Mobile Mini, preliminarily vetted by third-party consultant firms and our experience with complex integrations, we are very confident in achieving this cost synergy target. Beyond these clearly identified cost synergies, there are other areas identified as potential sources of further cost synergies, including sourcing and procurement, further logistics optimization and among others that would serve to both de-risk the $50 million as well as provide additional upside as this integration plays out. All in, to realize the full value of the cost synergies identified, we expect to incur onetime costs of approximately $75 million. Moving to Slide 6 (sic) [Slide 16] Perhaps the most exciting aspect to this combination is the opportunity to capture incremental upside from the revenue synergies from cross-selling and customer pull-through. WillScot and Mobile Mini are both unique in that they have individually developed specific service offerings to ensure customers' needs are fully met. Through its ready-to-work solutions, WillScot offers value-added products and services, what we refer to as VAPS, in the form of turnkey solutions, for example, steps, ramps and furniture rentals to offer customers flexible, low-cost timely solutions to meet their space needs. Through Mini -- Mobile Mini's managed service offering, it ensures its customers get their project sites quickly up and running by supplementing its products with other third-party re-rented products as a one-stop shop. We anticipate significant opportunities for this cross-selling and customer pull-through from modular to storage and vice versa as we begin marketing our combined offering. As 1 example, even by just expanding the WillScot's ready-to-work service offering and other VAPS to Mobile Mini's approximately 30,000 ground level offices, we expect an additional $35 million of potential EBITDA to be generated as that fleet churns over the next 3 years. Lastly, beyond our service offerings, we plan to achieve further competitive differentiation to this combination by way of cross-application of commercial best practices. Both companies have complementary yet distinct proven methods of achieving operational excellence. We look forward to strengthening our combined practices to further optimize yield management to ensure strategic account penetration and to boost the productivity and effectiveness of our sales force. With that, I'll hand the call over to Tim who will walk through some additional financial details on the combination and then share our outstanding financial results that WillScot announced this morning. Timothy D. Boswell - WillScot Corporation - CFO Thank you, Brad. Turning to Slide 17. I'd like to discuss our improved combined 2019 balance sheet and strong combined 2020 free cash flow outlook and then briefly share the highlights of our fourth quarter and full year 2019 performance at WillScot. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc As we had expected for some time, Q4 2019 was a pivotal quarter for WillScot, in which we delivered a strong inflection to substantial free cash and net income generation with approximately $44 million of free cash flow generated in Q4. WillScot is carrying this trajectory into 2020, and coupled with Mobile Mini's history of consistent free cash generation, we expect the company to generate approximately $290 million of free cash flow in 2020 on a combined basis. As Brad mentioned, after funding organic growth initiatives and executing cost synergies, we believe the combined business can generate approximately $500 million of free cash flow annually, which creates a broad degree of capital allocation flexibility. Both companies are deleveraging rapidly on a stand-alone basis through both growth and debt reduction, and we expect this deleveraging capability will be enhanced with the merger. Assuming a closing in Q3, we expect the combined company to have approximately 3.8x leverage at closing and approximately 3.5x leverage by year-end given the strong free cash flow characteristics. Our improved balance sheet, coupled with the ability to generate stronger free cash flow provides our company with significant financial flexibility to drive long-term stockholder value. More specifically, we will use our strong balance sheet and robust free cash flow to invest in organic growth initiatives, continue to delever our balance sheet, make accretive bolt-on acquisitions and evaluate methods to return capital to stockholders in the future. As Kelly mentioned, the fleets of the 2 companies are highly complementary, both from the customers' perspective and in terms of their unit economics. The $2.9 billion combined fleet net book value comprised of assets with average useful lives greater than 20 years gives us a high degree of discretion around capital expenditures, the ability to flex free cash flow in all market environments and to support our capital allocation priorities. I would next like to take a few moments to discuss WillScot's fourth quarter and full year results and our 2020 outlook, which we had expected to highlight today and were frankly outstanding. So turn to Page 18. In Q4, WillScot's total revenue increased 8% year-over-year organically to $278 million, reflecting solid growth in our core leasing and services revenue in the U.S., which also increased 8% versus last year. This increase in leasing and service revenue was entirely organic and driven by continued strong trends in pricing and value-added products and services. Modular space average monthly rental rates in the U.S. increased 15.1% versus the same period a year ago as we apply our price optimization tools and continue to penetrate the combined fleet with value-added products. Our fourth quarter adjusted EBITDA increased 33.6% year-over-year to $98.2 million as corresponding fourth quarter adjusted EBITDA margin expanded 670 basis points year-over-year to 35.3%. I'll note that year-over-year growth and margin expansion was entirely organic as we delivered on all of our cost savings and cross-selling initiatives, and it resulted in flow-through to EBITDA of over 120% in the quarter. As we had committed, WillScot transitioned to substantial positive free cash generation in the fourth quarter with free cash flow of $44 million, up $64 million year-over-year. Operating cash flow ramped meaningfully in the fourth quarter as we head into 2020, driven by consistent top line growth throughout 2019 and the on-schedule realization of cost synergies, coupled with the completion of cash integration costs, reduced interest costs and stabilization of our working capital. We used the surge in free cash flow in Q4 to repay debt. Net income also inflected positively in Q4, and we are excited to carry these strong trends in growth and profitability into 2020. Overall, 2019 was a transformational year for WillScot. We completed the ModSpace integration, we achieved our top line growth targets, we inflected the positive free cash and net income generation, we completed our transition to a large accelerated filer status. And as I'll discuss on Page 19, our Q4 EBITDA of over $98 million implies a trajectory that will support approximately 18% growth in 2020, another 300 basis points of margin expansion and approaching 3.5x leverage by year-end 2020 on a stand-alone basis. We are incredibly proud of the WillScot team and the year they delivered. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc As we had expected for some time, Q4 2019 was a pivotal quarter for WillScot, in which we delivered a strong inflection to substantial free cash and net income generation with approximately $44 million of free cash flow generated in Q4. WillScot is carrying this trajectory into 2020, and coupled with Mobile Mini's history of consistent free cash generation, we expect the company to generate approximately $290 million of free cash flow in 2020 on a combined basis. As Brad mentioned, after funding organic growth initiatives and executing cost synergies, we believe the combined business can generate approximately $500 million of free cash flow annually, which creates a broad degree of capital allocation flexibility. Both companies are deleveraging rapidly on a stand-alone basis through both growth and debt reduction, and we expect this deleveraging capability will be enhanced with the merger. Assuming a closing in Q3, we expect the combined company to have approximately 3.8x leverage at closing and approximately 3.5x leverage by year-end given the strong free cash flow characteristics. Our improved balance sheet, coupled with the ability to generate stronger free cash flow provides our company with significant financial flexibility to drive long-term stockholder value. More specifically, we will use our strong balance sheet and robust free cash flow to invest in organic growth initiatives, continue to delever our balance sheet, make accretive bolt-on acquisitions and evaluate methods to return capital to stockholders in the future. As Kelly mentioned, the fleets of the 2 companies are highly complementary, both from the customers' perspective and in terms of their unit economics. The $2.9 billion combined fleet net book value comprised of assets with average useful lives greater than 20 years gives us a high degree of discretion around capital expenditures, the ability to flex free cash flow in all market environments and to support our capital allocation priorities. I would next like to take a few moments to discuss WillScot's fourth quarter and full year results and our 2020 outlook, which we had expected to highlight today and were frankly outstanding. So turn to Page 18. In Q4, WillScot's total revenue increased 8% year-over-year organically to $278 million, reflecting solid growth in our core leasing and services revenue in the U.S., which also increased 8% versus last year. This increase in leasing and service revenue was entirely organic and driven by continued strong trends in pricing and value-added products and services. Modular space average monthly rental rates in the U.S. increased 15.1% versus the same period a year ago as we apply our price optimization tools and continue to penetrate the combined fleet with value-added products. Our fourth quarter adjusted EBITDA increased 33.6% year-over-year to $98.2 million as corresponding fourth quarter adjusted EBITDA margin expanded 670 basis points year-over-year to 35.3%. I'll note that year-over-year growth and margin expansion was entirely organic as we delivered on all of our cost savings and cross-selling initiatives, and it resulted in flow-through to EBITDA of over 120% in the quarter. As we had committed, WillScot transitioned to substantial positive free cash generation in the fourth quarter with free cash flow of $44 million, up $64 million year-over-year. Operating cash flow ramped meaningfully in the fourth quarter as we head into 2020, driven by consistent top line growth throughout 2019 and the on-schedule realization of cost synergies, coupled with the completion of cash integration costs, reduced interest costs and stabilization of our working capital. We used the surge in free cash flow in Q4 to repay debt. Net income also inflected positively in Q4, and we are excited to carry these strong trends in growth and profitability into 2020. Overall, 2019 was a transformational year for WillScot. We completed the ModSpace integration, we achieved our top line growth targets, we inflected the positive free cash and net income generation, we completed our transition to a large accelerated filer status. And as I'll discuss on Page 19, our Q4 EBITDA of over $98 million implies a trajectory that will support approximately 18% growth in 2020, another 300 basis points of margin expansion and approaching 3.5x leverage by year-end 2020 on a stand-alone basis. We are incredibly proud of the WillScot team and the year they delivered. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Now as we turn to Slide 19, I'd like to highlight our 2020 outlook that we initiated via press release this morning. We expect full year 2020 revenue of $1.1 billion to $1.2 billion and adjusted EBITDA of $410 million to $430 million driven by a continuation of the trends we've discussed now for several quarters. At the midpoint of our guidance ranges, we expect to deliver approximately 18% year-over-year growth and adjusted EBITDA margins up 300 basis points year-over-year and an overall margin for the year of approximately 36%. Importantly, this plan will put us on a run rate north of $450 million of adjusted EBITDA heading into 2021. Just to provide some additional color as to how we expect the year to play out. 2020 will build off of $357 million of adjusted EBITDA in 2019, which includes a $4 million reduction versus how we had reported previously prior to the adoption of ASC 842 in Q4. This change simply results from the reclassification of prior finance leases from long-term debt to operating leases and also results in a corresponding reduction to interest expense and depreciation, so no economic impact to the business. As shown in the chart, we enter 2020 with the volume headwinds that we have discussed for the past few quarters and will be most significant in Q1 and Q2 in terms of the financial impact. Q1 adjusted EBITDA should actually be down slightly from Q4, both due to the volume headwind and the normal pickup in variable cost activity as the branch network prepares equipment for Q2 and Q3 elevated delivery seasons as well as some onetime SG&A items related to our biannual sales meeting. All of which was incurred and -- will be incurred in Q1. That said, we continue to see robust double-digit growth in pricing and value-added products in our U.S. segment, which, combined with the continued synergy execution during the course of 2020, will get us confidently to the midpoint of the range. Our plans for the year do assume a return to normal sequential volume growth in Q2 and modest year-over-year volume growth towards the latter half of the year. As such, we expect 2020 net CapEx in the range of $160 million to $180 million to support modest volume growth, continued 20% growth in value-added products revenue and some continued improvements to branch infrastructure. We continue to monitor demand across all of our geographies and end markets and perform a zero-based capital budget every 90 days based on this demand to ensure optimal capital allocation. Sitting here today, as Brad and Kelly mentioned, we continue to see strong market fundamentals that would support this growth plan. Importantly, we believe this outlook is largely within our control and puts us on an exciting trajectory heading into 2021. And as I mentioned earlier, we expect the consummation of the proposed merger in the second half of the year would only enhance our financial outlook. Before turning the call back over to Brad, I'd like to touch Slide 20, which highlights the extraordinary VAPS opportunity we're executing upon with over $130 million of embedded organic revenue growth in the WillScot portfolio. Since the first quarter of 2012, our realized VAPS monthly rate has increased at a 20% CAGR, and the rates we have achieved on units delivered in the last 12 months ended Q4 have increased 39% year-over-year. Executing upon this opportunity remains WillScot's primary commercial initiative. We believe there is an opportunity to perform above the rate of $275 per unit that we have recently achieved. And as mentioned earlier, scaling this initiative across the combined WillScot and Mobile Mini office fleets is a very tangible revenue opportunity post closing. For awareness, we've posted our usual WillScot investor presentation to our Investor Relations website, and we'll file our 10-K later today. With that, I'll turn the call back over to Brad for some closing remarks. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Thank you, Tim. Please turn to Slide 22, and I'll summarize the merger benefits for all stock -- stakeholders. We're extremely excited to bring together these 2 iconic industry-leading companies in what creates the unique opportunity to drive substantial value creation. This transformational combination will benefit all stakeholders by: first, improving our recurring revenue and growth profile by bringing to bear assets that carry more than 30-month average lease duration while possessing an average life -- useful life of over 20 years; second, generating robust liquidity profile through enhanced cash flows and a strengthened balance sheet to invest in profitable growth, broadening our footprint and fleet while enhancing the solutions and suite of services that we offer to an expanded and diversifying set of end markets; and finally, creating additional resources and opportunities for our collective employees to benefit from and contribute to as the foremost specialty leasing company in our industry. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Now as we turn to Slide 19, I'd like to highlight our 2020 outlook that we initiated via press release this morning. We expect full year 2020 revenue of $1.1 billion to $1.2 billion and adjusted EBITDA of $410 million to $430 million driven by a continuation of the trends we've discussed now for several quarters. At the midpoint of our guidance ranges, we expect to deliver approximately 18% year-over-year growth and adjusted EBITDA margins up 300 basis points year-over-year and an overall margin for the year of approximately 36%. Importantly, this plan will put us on a run rate north of $450 million of adjusted EBITDA heading into 2021. Just to provide some additional color as to how we expect the year to play out. 2020 will build off of $357 million of adjusted EBITDA in 2019, which includes a $4 million reduction versus how we had reported previously prior to the adoption of ASC 842 in Q4. This change simply results from the reclassification of prior finance leases from long-term debt to operating leases and also results in a corresponding reduction to interest expense and depreciation, so no economic impact to the business. As shown in the chart, we enter 2020 with the volume headwinds that we have discussed for the past few quarters and will be most significant in Q1 and Q2 in terms of the financial impact. Q1 adjusted EBITDA should actually be down slightly from Q4, both due to the volume headwind and the normal pickup in variable cost activity as the branch network prepares equipment for Q2 and Q3 elevated delivery seasons as well as some onetime SG&A items related to our biannual sales meeting. All of which was incurred and -- will be incurred in Q1. That said, we continue to see robust double-digit growth in pricing and value-added products in our U.S. segment, which, combined with the continued synergy execution during the course of 2020, will get us confidently to the midpoint of the range. Our plans for the year do assume a return to normal sequential volume growth in Q2 and modest year-over-year volume growth towards the latter half of the year. As such, we expect 2020 net CapEx in the range of $160 million to $180 million to support modest volume growth, continued 20% growth in value-added products revenue and some continued improvements to branch infrastructure. We continue to monitor demand across all of our geographies and end markets and perform a zero-based capital budget every 90 days based on this demand to ensure optimal capital allocation. Sitting here today, as Brad and Kelly mentioned, we continue to see strong market fundamentals that would support this growth plan. Importantly, we believe this outlook is largely within our control and puts us on an exciting trajectory heading into 2021. And as I mentioned earlier, we expect the consummation of the proposed merger in the second half of the year would only enhance our financial outlook. Before turning the call back over to Brad, I'd like to touch Slide 20, which highlights the extraordinary VAPS opportunity we're executing upon with over $130 million of embedded organic revenue growth in the WillScot portfolio. Since the first quarter of 2012, our realized VAPS monthly rate has increased at a 20% CAGR, and the rates we have achieved on units delivered in the last 12 months ended Q4 have increased 39% year-over-year. Executing upon this opportunity remains WillScot's primary commercial initiative. We believe there is an opportunity to perform above the rate of $275 per unit that we have recently achieved. And as mentioned earlier, scaling this initiative across the combined WillScot and Mobile Mini office fleets is a very tangible revenue opportunity post closing. For awareness, we've posted our usual WillScot investor presentation to our Investor Relations website, and we'll file our 10-K later today. With that, I'll turn the call back over to Brad for some closing remarks. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Thank you, Tim. Please turn to Slide 22, and I'll summarize the merger benefits for all stock -- stakeholders. We're extremely excited to bring together these 2 iconic industry-leading companies in what creates the unique opportunity to drive substantial value creation. This transformational combination will benefit all stakeholders by: first, improving our recurring revenue and growth profile by bringing to bear assets that carry more than 30-month average lease duration while possessing an average life -- useful life of over 20 years; second, generating robust liquidity profile through enhanced cash flows and a strengthened balance sheet to invest in profitable growth, broadening our footprint and fleet while enhancing the solutions and suite of services that we offer to an expanded and diversifying set of end markets; and finally, creating additional resources and opportunities for our collective employees to benefit from and contribute to as the foremost specialty leasing company in our industry. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Additionally, we have material cross-selling opportunities which can result in incremental upside. Our collective sales force will now be able to offer our modular customers the storage solution and storage customers a modular solution. We will bring our offering of VAPS solution to Mobile Mini's ground level offices and will extend Mobile Mini's managed service offering across WillScot's customer base. The integration teams at WillScot and Mobile Mini will be working closely to ensure a smooth transition and successful execution of our integration plan. As I mentioned, we've identified $50 million in cost synergies, and I'm highly confident in our ability to capture these. Now as I step back, take a higher-level view of the transaction, I see 2 complementary companies joining together, each with strong individual cultures, committed to operational excellence, with a keen focus on delivering valuable -- value solutions to customers. Together, we'll be an industry-leading, best-in-class team with a proven track record of delivering profitable, predictable growth and value for our stakeholders. With that, let's turn the call over to the Q&A portion. QUESTIONS AND ANSWERS Operator (Operator Instructions) Your first question comes from Scott Schneeberger with Oppenheimer. Scott Andrew Schneeberger - Oppenheimer & Co. Inc., Research Division - MD and Senior Analyst I guess this has been an anticipated near term heavily and long term over the last couple of decades, an anticipated combination that I think makes a lot of logical sense. I'd like to start out asking, first off, why right now? Obviously, in the past few weeks, months, there's been a little bit of risk increase to the business environment. So I guess, if you guys could comment on your comfort with being able to execute this right now in good times and if potentially we face some bad times in the end markets. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Scott, I'll go first and then Kelly and Tim opine. As mentioned in the prepared remarks, I'm highly comfortable with the $50 million of cost synergies. But I mean, as we really delved into the due diligence, it became exceedingly apparent there were significant commercial and revenue-related synergies associated with the cross-sell and then the cross-application of our combined commercial platforms. So you've got $50 million of cost synergies as well as clear line of sight to incremental cross-sell opportunities. And then we've been working with our colleagues at Mobile Mini for several months on this. This has not been a rushed process, if you will, such that both of us got very comfortable working together as well as aligning around the upside both in cost synergies and commercial synergies. So I think it's the right time. Our demand outlook still remains solid. No doubt, there's some uncertainty, given the coronavirus and other macro market questions. Remember, we have a 3-year average lease duration and long-life assets with an incredible free cash flow generation profile. Post cost synergies, we'll be generating about $500 million of free cash flow a year. So is it the right time to put them together? As you said, it's been contemplated for a long time, and I'm excited about it. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. This is Kelly, Scott. I would just add. I think the industrial logic was obvious, and we certainly had seen that for quite some time. I think the investment thesis, obviously, very similar, complementary businesses. But Brad brought up the fact. I think once we got to -- certainly, I got comfortable with the culture at WillScot, and I think that there's tremendous alignment in the fact that employees are a focal point of both organizations. It's really where both companies execute. And when you look at the fleet end markets, when you look at the geographic footprint, 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Additionally, we have material cross-selling opportunities which can result in incremental upside. Our collective sales force will now be able to offer our modular customers the storage solution and storage customers a modular solution. We will bring our offering of VAPS solution to Mobile Mini's ground level offices and will extend Mobile Mini's managed service offering across WillScot's customer base. The integration teams at WillScot and Mobile Mini will be working closely to ensure a smooth transition and successful execution of our integration plan. As I mentioned, we've identified $50 million in cost synergies, and I'm highly confident in our ability to capture these. Now as I step back, take a higher-level view of the transaction, I see 2 complementary companies joining together, each with strong individual cultures, committed to operational excellence, with a keen focus on delivering valuable -- value solutions to customers. Together, we'll be an industry-leading, best-in-class team with a proven track record of delivering profitable, predictable growth and value for our stakeholders. With that, let's turn the call over to the Q&A portion. QUESTIONS AND ANSWERS Operator (Operator Instructions) Your first question comes from Scott Schneeberger with Oppenheimer. Scott Andrew Schneeberger - Oppenheimer & Co. Inc., Research Division - MD and Senior Analyst I guess this has been an anticipated near term heavily and long term over the last couple of decades, an anticipated combination that I think makes a lot of logical sense. I'd like to start out asking, first off, why right now? Obviously, in the past few weeks, months, there's been a little bit of risk increase to the business environment. So I guess, if you guys could comment on your comfort with being able to execute this right now in good times and if potentially we face some bad times in the end markets. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Scott, I'll go first and then Kelly and Tim opine. As mentioned in the prepared remarks, I'm highly comfortable with the $50 million of cost synergies. But I mean, as we really delved into the due diligence, it became exceedingly apparent there were significant commercial and revenue-related synergies associated with the cross-sell and then the cross-application of our combined commercial platforms. So you've got $50 million of cost synergies as well as clear line of sight to incremental cross-sell opportunities. And then we've been working with our colleagues at Mobile Mini for several months on this. This has not been a rushed process, if you will, such that both of us got very comfortable working together as well as aligning around the upside both in cost synergies and commercial synergies. So I think it's the right time. Our demand outlook still remains solid. No doubt, there's some uncertainty, given the coronavirus and other macro market questions. Remember, we have a 3-year average lease duration and long-life assets with an incredible free cash flow generation profile. Post cost synergies, we'll be generating about $500 million of free cash flow a year. So is it the right time to put them together? As you said, it's been contemplated for a long time, and I'm excited about it. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. This is Kelly, Scott. I would just add. I think the industrial logic was obvious, and we certainly had seen that for quite some time. I think the investment thesis, obviously, very similar, complementary businesses. But Brad brought up the fact. I think once we got to -- certainly, I got comfortable with the culture at WillScot, and I think that there's tremendous alignment in the fact that employees are a focal point of both organizations. It's really where both companies execute. And when you look at the fleet end markets, when you look at the geographic footprint, 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc all of these things simply aligned. But again, I think the cultures were so similar that it's -- from an integration standpoint, there's certainly a lot greater opportunity for us to execute and to do it quicker. So I certainly couldn't be any more excited. Timothy D. Boswell - WillScot Corporation - CFO Scott, this is Tim. And just to touch on the ability to execute this in light of the macroeconomic backdrop. I mean, the beauty of both of these business models, as you know, is the forward visibility that you've got into the lease revenue stream, which is driven by that average 30-plus month lease duration. So as we -- just take the WillScot guidance. Sure, we baked a little conservatism into the low end of that range, but the levers that we can pull within the business to deliver the midpoint or perhaps above are largely within management's control, and that's 18% year-over-year growth. And you've seen similar trends in the trajectory in the Mobile Mini business, so we feel like we've got good visibility across the combined lease revenue stream. Then secondly, the transaction structure, an all-equity stock-for-stock merger, the deleveraging transaction for WillScot, we expect to be around 3.8 turns of leverage at closing in Q3, heading towards 3.5 by the end of the year. Combined with the enhanced free cash flow that's coming from the combination, that gives us a lot of balance sheet flexibility heading into 2021, no matter what it brings. Scott Andrew Schneeberger - Oppenheimer & Co. Inc., Research Division - MD and Senior Analyst All right. Sounds good. Good responses, all. And Kelly, interesting on the cultural fit, I think you have a very good point there. I think that will work well. Another question, just intrigued. I don't know to what extent you're going to comment on it right now. But when combining these 2 companies, there may be some pieces. Obviously, there are some pieces you guys like in common, the VAPS opportunity of cross-sell, managed services cross-sell. Are there any pieces that may be considered not core on a go-forward basis to the extent you can comment on that now? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Scott, that's something we will look at to determine if there are any asset classes that are noncore. We haven't made any such determination. So I think we've primarily focused, as you would imagine, the real cash drivers of these 2 business are the combined storage and modular office leasing portfolio, so you'll see as the -- we'll keep our focus there. Operator Your next question comes from Ross Gilardi with Bank of America. Ross Paul Gilardi - BofA Merrill Lynch, Research Division - Director Congratulations. For whoever's -- would be most appropriate to take this question. I was just curious about the bridge from the $290 million in pro forma free cash to the $500 million. Could you give us a sense, the timing for achieving that? And can we bridge the gap mostly with EBITDA growth over the next several years? Timothy D. Boswell - WillScot Corporation - CFO This is Tim, Ross. Thanks for the question. The bridge is actually pretty simple. So as Brad mentioned, similar to what we experienced in the ModSpace transaction, you do incur some upfront integration costs before realizing the full benefit of the cost synergies. So in that $290 million on a combined basis this year, you're starting to incur some significant integration costs in the back half of the year and the first half of 2020, and that could be $75 million. Call it, 70% to 75% of that would be incurred in the first 12 months post transaction, with the remainder incurred through month 24. So think of that as the timing of the integration costs. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc all of these things simply aligned. But again, I think the cultures were so similar that it's -- from an integration standpoint, there's certainly a lot greater opportunity for us to execute and to do it quicker. So I certainly couldn't be any more excited. Timothy D. Boswell - WillScot Corporation - CFO Scott, this is Tim. And just to touch on the ability to execute this in light of the macroeconomic backdrop. I mean, the beauty of both of these business models, as you know, is the forward visibility that you've got into the lease revenue stream, which is driven by that average 30-plus month lease duration. So as we -- just take the WillScot guidance. Sure, we baked a little conservatism into the low end of that range, but the levers that we can pull within the business to deliver the midpoint or perhaps above are largely within management's control, and that's 18% year-over-year growth. And you've seen similar trends in the trajectory in the Mobile Mini business, so we feel like we've got good visibility across the combined lease revenue stream. Then secondly, the transaction structure, an all-equity stock-for-stock merger, the deleveraging transaction for WillScot, we expect to be around 3.8 turns of leverage at closing in Q3, heading towards 3.5 by the end of the year. Combined with the enhanced free cash flow that's coming from the combination, that gives us a lot of balance sheet flexibility heading into 2021, no matter what it brings. Scott Andrew Schneeberger - Oppenheimer & Co. Inc., Research Division - MD and Senior Analyst All right. Sounds good. Good responses, all. And Kelly, interesting on the cultural fit, I think you have a very good point there. I think that will work well. Another question, just intrigued. I don't know to what extent you're going to comment on it right now. But when combining these 2 companies, there may be some pieces. Obviously, there are some pieces you guys like in common, the VAPS opportunity of cross-sell, managed services cross-sell. Are there any pieces that may be considered not core on a go-forward basis to the extent you can comment on that now? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Scott, that's something we will look at to determine if there are any asset classes that are noncore. We haven't made any such determination. So I think we've primarily focused, as you would imagine, the real cash drivers of these 2 business are the combined storage and modular office leasing portfolio, so you'll see as the -- we'll keep our focus there. Operator Your next question comes from Ross Gilardi with Bank of America. Ross Paul Gilardi - BofA Merrill Lynch, Research Division - Director Congratulations. For whoever's -- would be most appropriate to take this question. I was just curious about the bridge from the $290 million in pro forma free cash to the $500 million. Could you give us a sense, the timing for achieving that? And can we bridge the gap mostly with EBITDA growth over the next several years? Timothy D. Boswell - WillScot Corporation - CFO This is Tim, Ross. Thanks for the question. The bridge is actually pretty simple. So as Brad mentioned, similar to what we experienced in the ModSpace transaction, you do incur some upfront integration costs before realizing the full benefit of the cost synergies. So in that $290 million on a combined basis this year, you're starting to incur some significant integration costs in the back half of the year and the first half of 2020, and that could be $75 million. Call it, 70% to 75% of that would be incurred in the first 12 months post transaction, with the remainder incurred through month 24. So think of that as the timing of the integration costs. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc The synergies then build along the schedule that Brad articulated. We had about 30% of those in the run rate 12 months post-closing and 80% in the run rate 24 months post-closing. So you'll have this dynamic where the integration costs flex upfront, then taper off and the synergies flow through by month 24. Meanwhile, yes, you've got good continued lease revenue growth on the top line. And it's really the combination of those 3 factors that take you from $290 million closer to $500 million. And you'd want to have full synergy realization by the time you're assuming that $500 million so after month 24 post-closing. Ross Paul Gilardi - BofA Merrill Lynch, Research Division - Director Got it. That's helpful. And then maybe you could talk about the targeted capital structure for the combined company. And as you discussed, you're going to be 3.8x pro forma leveraged. You'd do $290 million, that would take you down 0.5 turn or so, I mean, then you're talking about getting $500 million, which was close to 3/4 of a turn. So where do you think this business should be over the cycle? And maybe just bridge it out for us over the next couple of years as to where you think you'll go. And is the main prioritization just going to continue to be on deleveraging for the next 12 to 18 months? Timothy D. Boswell - WillScot Corporation - CFO Okay. Let's break that down into at least 2 pieces: one would be sources and uses expected around closing; and then two, as we delever closer to that 3.5x to 3x range, what are our various capital allocation alternatives. We did put in place, for purposes of closing, as you know, it's an all-stock deal, we put in place an expanded $2.4 billion committed ABL at LIBOR plus 150 that is capable of refinancing the existing Mobile Mini unsecured debt and ABL balance. So in its simplest form, out of the gate, we're just swapping debt for debt and moving it into the ABL, and we do have the flexibility to revisit that mix of debt financing opportunistically based on market conditions. If we assume that structure, assume Q3 closing is 3.8x leveraged, going to 3.5x by the end of the year. And then look, as we've said in our own business, we'd operate WillScot between 3x and 4x leverage at the low end of that range. We're extremely comfortable. I'll let Brad and Kelly comment on the continued consolidation opportunity, I think, in both asset classes because they're both extremely attractive. So as we execute the integration, I'd expect there is a significant appetite to reinvest in organic growth, value-added products, expansion of the fleet in certain areas, both inorganically and organically. But maybe I'll hand it to Brad and Kelly to talk about their views on capital allocation. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Tim summed it up. I mean, we've been calling for 18 months that we'd have the WillScot platform back to 4x by the end of the second quarter of 2020. That 3x to 4x range is a very comfortable range. At 4x, we have great flexibility, right? As you delever from 4x down to 3x, that just increases. My main priority is to continue to reinvest in both organic and inorganic growth opportunities. As Tim mentioned, you get closer to the 3x, we've got all the agility, if you will, to consider all options, return value to shareholders, et cetera. But my first focus is to continue to reinvest in growth. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. I don't know if there's anything else to add. I think we're completely aligned. I think the story here is the free cash flow is so robust that it certainly gives us plenty of options and alternatives in terms of capital allocation. And both of us had focused on delevering. I think that, that's something that we've been able to achieve. And like I said, the combination just -- it's certainly exciting to see the free cash flow of the combo. And I think that it's certainly -- the capital allocation structure is something for us to continue to discuss as we go forward. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc The synergies then build along the schedule that Brad articulated. We had about 30% of those in the run rate 12 months post-closing and 80% in the run rate 24 months post-closing. So you'll have this dynamic where the integration costs flex upfront, then taper off and the synergies flow through by month 24. Meanwhile, yes, you've got good continued lease revenue growth on the top line. And it's really the combination of those 3 factors that take you from $290 million closer to $500 million. And you'd want to have full synergy realization by the time you're assuming that $500 million so after month 24 post-closing. Ross Paul Gilardi - BofA Merrill Lynch, Research Division - Director Got it. That's helpful. And then maybe you could talk about the targeted capital structure for the combined company. And as you discussed, you're going to be 3.8x pro forma leveraged. You'd do $290 million, that would take you down 0.5 turn or so, I mean, then you're talking about getting $500 million, which was close to 3/4 of a turn. So where do you think this business should be over the cycle? And maybe just bridge it out for us over the next couple of years as to where you think you'll go. And is the main prioritization just going to continue to be on deleveraging for the next 12 to 18 months? Timothy D. Boswell - WillScot Corporation - CFO Okay. Let's break that down into at least 2 pieces: one would be sources and uses expected around closing; and then two, as we delever closer to that 3.5x to 3x range, what are our various capital allocation alternatives. We did put in place, for purposes of closing, as you know, it's an all-stock deal, we put in place an expanded $2.4 billion committed ABL at LIBOR plus 150 that is capable of refinancing the existing Mobile Mini unsecured debt and ABL balance. So in its simplest form, out of the gate, we're just swapping debt for debt and moving it into the ABL, and we do have the flexibility to revisit that mix of debt financing opportunistically based on market conditions. If we assume that structure, assume Q3 closing is 3.8x leveraged, going to 3.5x by the end of the year. And then look, as we've said in our own business, we'd operate WillScot between 3x and 4x leverage at the low end of that range. We're extremely comfortable. I'll let Brad and Kelly comment on the continued consolidation opportunity, I think, in both asset classes because they're both extremely attractive. So as we execute the integration, I'd expect there is a significant appetite to reinvest in organic growth, value-added products, expansion of the fleet in certain areas, both inorganically and organically. But maybe I'll hand it to Brad and Kelly to talk about their views on capital allocation. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Tim summed it up. I mean, we've been calling for 18 months that we'd have the WillScot platform back to 4x by the end of the second quarter of 2020. That 3x to 4x range is a very comfortable range. At 4x, we have great flexibility, right? As you delever from 4x down to 3x, that just increases. My main priority is to continue to reinvest in both organic and inorganic growth opportunities. As Tim mentioned, you get closer to the 3x, we've got all the agility, if you will, to consider all options, return value to shareholders, et cetera. But my first focus is to continue to reinvest in growth. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. I don't know if there's anything else to add. I think we're completely aligned. I think the story here is the free cash flow is so robust that it certainly gives us plenty of options and alternatives in terms of capital allocation. And both of us had focused on delevering. I think that, that's something that we've been able to achieve. And like I said, the combination just -- it's certainly exciting to see the free cash flow of the combo. And I think that it's certainly -- the capital allocation structure is something for us to continue to discuss as we go forward. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Ross Paul Gilardi - BofA Merrill Lynch, Research Division - Director Got it. And just lastly to wrap up, just this little discussion. Brad, maybe you could talk about what you're thinking on the Mini dividend. Is that a source of cash flow synergy? Or will the combined company have a dividend? I think you -- correct me if I'm mistaken, that Mini's got like a 3% yield. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I think that -- I mean, that'll be a matter for the new Board to take up. I've reiterated my primary focus is to continue to reinvest in the organic and inorganic growth opportunities across the 2 portfolio. But that's something the new Board will take up as a first matter of business. Timothy D. Boswell - WillScot Corporation - CFO And I would just add the free cash flow ranges that we've articulated assume organic reinvestment in the business and no assumptions around return of capital until the Board determines that. Operator Your next question comes from Kevin McVeigh with Crédit Suisse. Kevin Damien McVeigh - Crédit Suisse AG, Research Division - MD Congratulations to all of you. I wonder if you could give us a sense of the one-side articulated VAPS growth and incremental $130 million still achievable. Is there any way to put some parameters around what the combined entity can achieve from a VAPS perspective? So pro forma, what that can mean and maybe just some run rate around when it gets achieved. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I think, Kevin, we've mentioned in the prepared remarks, the first target would be to cross-sell the WillScot ready-to-work solution into the Mobile Mini ground level offices. We're already providing that suite, if you will, to the WillScot ground level office fleet, albeit it's much smaller. So that was -- I think I quantified that as a $35 million EBITDA upside. Again, remember, that takes about 3 years as these long lease duration projects and -- return back to the fleet. That'd be incremental to the $130 million. And I guess the last [biz] we've talked on all of our past earning calls, we continue to see the penetration increase, which has continued to extend the duration of that revenue opportunity. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Kevin, I would -- this is Kelly. I would just add, first of all, it's -- what Brad and Tim have done here at WillScot with the ready-to-work and then the VAPS rollout has been impressive. I think it's becoming obvious that customers are looking for convenience. And you can see that evidenced by what they've done with the ready-to-work service and also Mobile Mini's managed service business that's grown substantially, although at a much lesser degree. But I think when you look at how compelling the 2 organizations coming together are, this was another big piece of this where I think scale is important, convenience is important to the customer, and it's a real opportunity for us to cross-sell really on both sides, I would say. With managed services, we really just were getting started at Mobile Mini, and I think this is a chance to launch that side of the business as well. So certainly another piece that makes this very compelling. Kevin Damien McVeigh - Crédit Suisse AG, Research Division - MD Got it. And then just any thoughts around -- would you expect an HSR review on this transaction or no? 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Ross Paul Gilardi - BofA Merrill Lynch, Research Division - Director Got it. And just lastly to wrap up, just this little discussion. Brad, maybe you could talk about what you're thinking on the Mini dividend. Is that a source of cash flow synergy? Or will the combined company have a dividend? I think you -- correct me if I'm mistaken, that Mini's got like a 3% yield. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I think that -- I mean, that'll be a matter for the new Board to take up. I've reiterated my primary focus is to continue to reinvest in the organic and inorganic growth opportunities across the 2 portfolio. But that's something the new Board will take up as a first matter of business. Timothy D. Boswell - WillScot Corporation - CFO And I would just add the free cash flow ranges that we've articulated assume organic reinvestment in the business and no assumptions around return of capital until the Board determines that. Operator Your next question comes from Kevin McVeigh with Crédit Suisse. Kevin Damien McVeigh - Crédit Suisse AG, Research Division - MD Congratulations to all of you. I wonder if you could give us a sense of the one-side articulated VAPS growth and incremental $130 million still achievable. Is there any way to put some parameters around what the combined entity can achieve from a VAPS perspective? So pro forma, what that can mean and maybe just some run rate around when it gets achieved. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I think, Kevin, we've mentioned in the prepared remarks, the first target would be to cross-sell the WillScot ready-to-work solution into the Mobile Mini ground level offices. We're already providing that suite, if you will, to the WillScot ground level office fleet, albeit it's much smaller. So that was -- I think I quantified that as a $35 million EBITDA upside. Again, remember, that takes about 3 years as these long lease duration projects and -- return back to the fleet. That'd be incremental to the $130 million. And I guess the last [biz] we've talked on all of our past earning calls, we continue to see the penetration increase, which has continued to extend the duration of that revenue opportunity. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Kevin, I would -- this is Kelly. I would just add, first of all, it's -- what Brad and Tim have done here at WillScot with the ready-to-work and then the VAPS rollout has been impressive. I think it's becoming obvious that customers are looking for convenience. And you can see that evidenced by what they've done with the ready-to-work service and also Mobile Mini's managed service business that's grown substantially, although at a much lesser degree. But I think when you look at how compelling the 2 organizations coming together are, this was another big piece of this where I think scale is important, convenience is important to the customer, and it's a real opportunity for us to cross-sell really on both sides, I would say. With managed services, we really just were getting started at Mobile Mini, and I think this is a chance to launch that side of the business as well. So certainly another piece that makes this very compelling. Kevin Damien McVeigh - Crédit Suisse AG, Research Division - MD Got it. And then just any thoughts around -- would you expect an HSR review on this transaction or no? 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Timothy D. Boswell - WillScot Corporation - CFO Yes. The combination is subject to receipt of antitrust approval so we will file. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director There'll be a U.S. filing. Operator Your next question comes from Courtney Yakavonis with Morgan Stanley. Courtney Yakavonis - Morgan Stanley, Research Division - Research Associate Just curious on the planned footprint. In the deal with ModSpace, it seemed like a lot of the synergies were coming from footprint consolidation. It doesn't seem like that's the case with this deal. So maybe can you just talk a little bit about why you need the 275 footprint and if there's any different dynamics between portable storage versus a combination with another modular office player that might require additional footprints? Or is that just something that hasn't been decided yet? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director It's a great question. I'll start and then Kelly should jump in as well. As you appropriately recall, ModSpace was much different. It was 2 almost entirely redundant branch networks and, in fact, sales team. Our approach with this combination will be much different at the field level. So our expectation, to think of this simply, would be the Mobile Mini storage division will be kind of a parallel to the WillScot office division. There are some opportunities on real estate, if you look at the, I think it was Slide 12 with the green dots and the blue dots. Imagine as a first step, everywhere there's a green, we'll be able to start moving blue storage through and vice versa. But I would say that our expectation as far as actually combining branch operations, we're going to take some time here through the first -- certainly through close in the first half of the year and be very methodical with that. My expectation, as we sit here today, 2 complementary sales teams, 1 focused on office that will cross sell their counterparts in office and vice versa. So -- and I'm really excited to have Kelly as the COO to lead that. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director And Courtney, I would just add, I think, on the portable storage side of the business, it's a very fragmented industry. So when you think about footprint, where we get beat, even as a national player, we're 6x larger than the next nearest competitor. It's typically from a logistics standpoint, so about 20% of our revenue is driven through trucking. And so much -- we can be a premium brand and be 20% or 30% higher than our competition on the rental, but the trucking piece is a significant cost to the customer. So this footprint specifically, I could take cities like Chicago, Atlanta, where we've got a sell-side location. It's difficult for us to compete on the north side due to trucking costs. So this additional footprint that the combined company has, I think, is a real competitive advantage for us. And I know that there's going to be some consolidation done, but I do believe, as Brad and I have discussed, there's some real opportunity to take some of 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Timothy D. Boswell - WillScot Corporation - CFO Yes. The combination is subject to receipt of antitrust approval so we will file. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director There'll be a U.S. filing. Operator Your next question comes from Courtney Yakavonis with Morgan Stanley. Courtney Yakavonis - Morgan Stanley, Research Division - Research Associate Just curious on the planned footprint. In the deal with ModSpace, it seemed like a lot of the synergies were coming from footprint consolidation. It doesn't seem like that's the case with this deal. So maybe can you just talk a little bit about why you need the 275 footprint and if there's any different dynamics between portable storage versus a combination with another modular office player that might require additional footprints? Or is that just something that hasn't been decided yet? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director It's a great question. I'll start and then Kelly should jump in as well. As you appropriately recall, ModSpace was much different. It was 2 almost entirely redundant branch networks and, in fact, sales team. Our approach with this combination will be much different at the field level. So our expectation, to think of this simply, would be the Mobile Mini storage division will be kind of a parallel to the WillScot office division. There are some opportunities on real estate, if you look at the, I think it was Slide 12 with the green dots and the blue dots. Imagine as a first step, everywhere there's a green, we'll be able to start moving blue storage through and vice versa. But I would say that our expectation as far as actually combining branch operations, we're going to take some time here through the first -- certainly through close in the first half of the year and be very methodical with that. My expectation, as we sit here today, 2 complementary sales teams, 1 focused on office that will cross sell their counterparts in office and vice versa. So -- and I'm really excited to have Kelly as the COO to lead that. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director And Courtney, I would just add, I think, on the portable storage side of the business, it's a very fragmented industry. So when you think about footprint, where we get beat, even as a national player, we're 6x larger than the next nearest competitor. It's typically from a logistics standpoint, so about 20% of our revenue is driven through trucking. And so much -- we can be a premium brand and be 20% or 30% higher than our competition on the rental, but the trucking piece is a significant cost to the customer. So this footprint specifically, I could take cities like Chicago, Atlanta, where we've got a sell-side location. It's difficult for us to compete on the north side due to trucking costs. So this additional footprint that the combined company has, I think, is a real competitive advantage for us. And I know that there's going to be some consolidation done, but I do believe, as Brad and I have discussed, there's some real opportunity to take some of 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 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MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc these branches that might be a little bit smaller, and certainly, with the combination, be much more robust and much more competitive certainly from a logistics standpoint. Courtney Yakavonis - Morgan Stanley, Research Division - Research Associate That's helpful. And then if you could also just comment a little bit on the current customer overlap between the 2 organizations. Right now I know you guys have historically talked about most of your customers also have a portable storage on their site, but do you have a sense at this point of the actual customer overlap? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Courtney, as you would expect, there's a fair bit of that specific detail that we really can't get into until close. We have done some assessing, if you will, at a high level. I'll just say, across the diverse end markets, I'd characterize it as on past calls. We have about 90,000 mobile offices in fleet. I drive by most of our -- a lot of our job sites and travel all 90,000. But you will typically see 2 -- 1, 2 or 3 storage units around our offices and by the small scale of our current container fleet. They're not our containers. And oftentimes, it's Mobile Mini, but as Kelly represented, they're 6x their next competitor. The balance of that market is extremely fragmented. So I think over time, we'll be able to be more specific. I think the overlap will be high. I think a solid majority of more of our end markets require both storage and office. And that's what really excites me about the revenue upside here and the cross-sell potential. Timothy D. Boswell - WillScot Corporation - CFO Courtney, this is Tim. Just one other point. While there -- we believe there is substantial overlap, there is no customer concentration. And one of the beauties of this portfolio in both companies is you've got this extreme diversification and fragmentation within the customer portfolio, but you've got the visibility that comes from the 30-month lease duration. I think our -- in 2019, WillScot's largest customer was 1% of revenue. And so -- then there really is no concentration when you break down our portfolio. So you're maintaining those kind of mechanical elements of both customer portfolios getting some diversification but then also recognizing there is going to be a significant amount of job site overlap, which is great. Courtney Yakavonis - Morgan Stanley, Research Division - Research Associate That's helpful. And then just lastly, on the last 12 months delivered rate, I think, fell this quarter. Correct me if I'm wrong, but can you also just elaborate a little bit on any dynamics that might have been impacting that? Timothy D. Boswell - WillScot Corporation - CFO Yes, just normal Q4 trends, Courtney. I think while it did go down sequentially, it's up even more year-over-year... Bradley Lee Soultz - WillScot Corporation - President, CEO & Director 39%. Timothy D. Boswell - WillScot Corporation - CFO 39%. So we're not -- it will fluctuate. We're not reading too much into that. And heading into 2020 and coming out of Brad's biannual sales meeting, we've got targets significantly above the 275 deployed across the sales force today. So continue to see upside to that. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc these branches that might be a little bit smaller, and certainly, with the combination, be much more robust and much more competitive certainly from a logistics standpoint. Courtney Yakavonis - Morgan Stanley, Research Division - Research Associate That's helpful. And then if you could also just comment a little bit on the current customer overlap between the 2 organizations. Right now I know you guys have historically talked about most of your customers also have a portable storage on their site, but do you have a sense at this point of the actual customer overlap? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Courtney, as you would expect, there's a fair bit of that specific detail that we really can't get into until close. We have done some assessing, if you will, at a high level. I'll just say, across the diverse end markets, I'd characterize it as on past calls. We have about 90,000 mobile offices in fleet. I drive by most of our -- a lot of our job sites and travel all 90,000. But you will typically see 2 -- 1, 2 or 3 storage units around our offices and by the small scale of our current container fleet. They're not our containers. And oftentimes, it's Mobile Mini, but as Kelly represented, they're 6x their next competitor. The balance of that market is extremely fragmented. So I think over time, we'll be able to be more specific. I think the overlap will be high. I think a solid majority of more of our end markets require both storage and office. And that's what really excites me about the revenue upside here and the cross-sell potential. Timothy D. Boswell - WillScot Corporation - CFO Courtney, this is Tim. Just one other point. While there -- we believe there is substantial overlap, there is no customer concentration. And one of the beauties of this portfolio in both companies is you've got this extreme diversification and fragmentation within the customer portfolio, but you've got the visibility that comes from the 30-month lease duration. I think our -- in 2019, WillScot's largest customer was 1% of revenue. And so -- then there really is no concentration when you break down our portfolio. So you're maintaining those kind of mechanical elements of both customer portfolios getting some diversification but then also recognizing there is going to be a significant amount of job site overlap, which is great. Courtney Yakavonis - Morgan Stanley, Research Division - Research Associate That's helpful. And then just lastly, on the last 12 months delivered rate, I think, fell this quarter. Correct me if I'm wrong, but can you also just elaborate a little bit on any dynamics that might have been impacting that? Timothy D. Boswell - WillScot Corporation - CFO Yes, just normal Q4 trends, Courtney. I think while it did go down sequentially, it's up even more year-over-year... Bradley Lee Soultz - WillScot Corporation - President, CEO & Director 39%. Timothy D. Boswell - WillScot Corporation - CFO 39%. So we're not -- it will fluctuate. We're not reading too much into that. And heading into 2020 and coming out of Brad's biannual sales meeting, we've got targets significantly above the 275 deployed across the sales force today. So continue to see upside to that. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Operator Your next question comes from Phil Ng with Jefferies. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst The $500 million free cash flow -- the combined free cash flow number is a big number applied for the low to mid-teen free cash flow yield, so that's great. But I guess, if I take your combined 2020 free cash flow and give you full credit for the $50 million, excluding any cash cost synergies, I get to like a $340 million number. So the bridge that implies about a 50% increase. So what's a realistic time frame you get to that $500 million number? And what are some of the major drivers to kind of get there? Is there anything else outside of EBITDA growth that's driving it? Timothy D. Boswell - WillScot Corporation - CFO Yes, there are really 2 things. And I think Ross touched on this a bit earlier. So first of all, as Brad mentioned in terms of the synergy realization, we'll get to 80% run rate, we believe, 24 months post-closing the transaction. So that's taken you into middle of 2022 right there before you're approaching a full synergy realization. Upfront, we will be incurring approximately $75 million of integration costs so that's going to be a near-term free cash headwind. But as those integration costs subside and the cost synergies build, you pick up the $50 million, the $75 million goes away plus some organic growth coming from top line lease revenue. And it's really those 3 elements that are going to bridge you organically to that circa $500 million number. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Okay. So it's still... Timothy D. Boswell - WillScot Corporation - CFO Along the way, you're also going to be delevering, and interest costs will be coming down so levered free cash flow is going to benefit from that. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Okay. I was just wondering if there were any other drivers outside of the just core organic growth but just core? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Just core. Timothy D. Boswell - WillScot Corporation - CFO Just core and completion of the integration. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. And well, we kind of gave an abbreviated fourth quarter. I mean, Tim mentioned 15.1% year-over-year rate growth again. That's our ninth quarter or such of double-digit rate growth. So we continue to see that driven about 40% by VAPS and the base through -- or the balance through the base rate on the box. So that organic growth, if you will, will continue. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Operator Your next question comes from Phil Ng with Jefferies. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst The $500 million free cash flow -- the combined free cash flow number is a big number applied for the low to mid-teen free cash flow yield, so that's great. But I guess, if I take your combined 2020 free cash flow and give you full credit for the $50 million, excluding any cash cost synergies, I get to like a $340 million number. So the bridge that implies about a 50% increase. So what's a realistic time frame you get to that $500 million number? And what are some of the major drivers to kind of get there? Is there anything else outside of EBITDA growth that's driving it? Timothy D. Boswell - WillScot Corporation - CFO Yes, there are really 2 things. And I think Ross touched on this a bit earlier. So first of all, as Brad mentioned in terms of the synergy realization, we'll get to 80% run rate, we believe, 24 months post-closing the transaction. So that's taken you into middle of 2022 right there before you're approaching a full synergy realization. Upfront, we will be incurring approximately $75 million of integration costs so that's going to be a near-term free cash headwind. But as those integration costs subside and the cost synergies build, you pick up the $50 million, the $75 million goes away plus some organic growth coming from top line lease revenue. And it's really those 3 elements that are going to bridge you organically to that circa $500 million number. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Okay. So it's still... Timothy D. Boswell - WillScot Corporation - CFO Along the way, you're also going to be delevering, and interest costs will be coming down so levered free cash flow is going to benefit from that. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Okay. I was just wondering if there were any other drivers outside of the just core organic growth but just core? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Just core. Timothy D. Boswell - WillScot Corporation - CFO Just core and completion of the integration. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. And well, we kind of gave an abbreviated fourth quarter. I mean, Tim mentioned 15.1% year-over-year rate growth again. That's our ninth quarter or such of double-digit rate growth. So we continue to see that driven about 40% by VAPS and the base through -- or the balance through the base rate on the box. So that organic growth, if you will, will continue. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Got it. So it's anchored by organic growth. And Brad, it sounds like that double-digit run rate in terms of price mix improvement, you feel pretty good about sustaining through the balance to get to your $500 million number. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. As we've characterized, I mean, it's a -- let's say, in the mid-teens. It's a bit super heated or elevated, if you will, just because of the inefficiencies in the acquired prior office portfolios. But certainly achieving double digit, 10% over the next couple of years is something that I feel is quite achievable. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Got it. And then in terms of integrating 2 big companies, you guys have a great track record on that front, but what are some of the biggest risks here, pushing this deal is a little different? Is the ERP system any different? How are the sales force approaching the sale process? Are they compensated any differently? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I would just say -- I'd reiterate that our intention here again, much different than ModSpace, is to largely leave these 2 operating divisions as they are and be very thoughtful over time as to what and how to combine. Obviously, there will be opportunities to collaborate in national accounts. We've mentioned obvious opportunities to cross-sell the VAPS and Mobile Mini's managed services. But those don't require immediate system changes nor do they really require organizational changes. That's just being good at collaborating as we are. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Got it. And just one last for me. I think in the prepared remarks, you called out a $35 million opportunity on your -- implementing your ready-to-work offering across Mini's platform. Can you expand on that a little bit and what needs to happen? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Just high level, so we have about 30,000 units in that fleet, assume 80% utilization. We're in the VAPS level that WillScot's been delivering for that kind of 160-square-foot offering in the last 12 months and use that as a basis for something that we feel is quite achievable. Again, it's just paced by the 3 years it will take for those ground level offices in their natural projects return and be redeployed. Operator Your next question comes from Manav Patnaik with Barclays. Gregory R. Bardi - Barclays Bank PLC, Research Division - VP This is actually Greg calling in. Just wanted to hit a little bit more on the sales force orientation, just given that you're going to have 1 organization that's been more focused on the modular space and 1 on the storage side. Just how are you guys thinking about standing up -- pieces of the organization on the cross-sell opportunity? Or how is that going to be oriented on one side or the other? 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Got it. So it's anchored by organic growth. And Brad, it sounds like that double-digit run rate in terms of price mix improvement, you feel pretty good about sustaining through the balance to get to your $500 million number. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. As we've characterized, I mean, it's a -- let's say, in the mid-teens. It's a bit super heated or elevated, if you will, just because of the inefficiencies in the acquired prior office portfolios. But certainly achieving double digit, 10% over the next couple of years is something that I feel is quite achievable. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Got it. And then in terms of integrating 2 big companies, you guys have a great track record on that front, but what are some of the biggest risks here, pushing this deal is a little different? Is the ERP system any different? How are the sales force approaching the sale process? Are they compensated any differently? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I would just say -- I'd reiterate that our intention here again, much different than ModSpace, is to largely leave these 2 operating divisions as they are and be very thoughtful over time as to what and how to combine. Obviously, there will be opportunities to collaborate in national accounts. We've mentioned obvious opportunities to cross-sell the VAPS and Mobile Mini's managed services. But those don't require immediate system changes nor do they really require organizational changes. That's just being good at collaborating as we are. Philip H. Ng - Jefferies LLC, Research Division - Senior Research Analyst & Equity Analyst Got it. And just one last for me. I think in the prepared remarks, you called out a $35 million opportunity on your -- implementing your ready-to-work offering across Mini's platform. Can you expand on that a little bit and what needs to happen? Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. Just high level, so we have about 30,000 units in that fleet, assume 80% utilization. We're in the VAPS level that WillScot's been delivering for that kind of 160-square-foot offering in the last 12 months and use that as a basis for something that we feel is quite achievable. Again, it's just paced by the 3 years it will take for those ground level offices in their natural projects return and be redeployed. Operator Your next question comes from Manav Patnaik with Barclays. Gregory R. Bardi - Barclays Bank PLC, Research Division - VP This is actually Greg calling in. Just wanted to hit a little bit more on the sales force orientation, just given that you're going to have 1 organization that's been more focused on the modular space and 1 on the storage side. Just how are you guys thinking about standing up -- pieces of the organization on the cross-sell opportunity? Or how is that going to be oriented on one side or the other? 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. Greg, this is Kelly. I'll start here. I think a lot of the diligence that we did, Brad and I, as we were discussing the organizations, was really centered around the sales structure. And I think it's really important right now that these -- we look at these 2 independent. It's very obvious that there's cross-selling opportunities. I mean, I can give you so many examples from a managed services standpoint where we can re-rent other products and mobile offices are one of those that are -- become very obvious. But I think there's an opportunity for us here a little bit longer term to have a go-to-market strategy at a higher level within the organization in terms of how we have this -- the 2 complementary products and service offerings that we have to be in alignment with the sales force to go forward. But I think that's somewhere down the road. I think what we want to do right now is just -- there are best practices. We have tremendous industry knowledge between both organizations. And I think there's some opportunity for us here to identify what we can do with these sales reps to become more efficient, and over time, understand exactly how we can fit the 2 together. But in terms of headcount, certainly on the Mobile Mini side, we are never at full staff. There's always opportunity to grow. And based on all of the market data we have, we certainly would look to continue to add. So I don't know that it's consolidating an employee base as much as it is trying to figure out kind of what that go-to-market strategy is so we can take advantage of both brands cross-selling at a higher level. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I think I would add is just the operations side of that. And there's an earlier question contrasting this to the ModSpace combination. I mean, you'll recall from prior presentations between Tyson, Acton and ModSpace, we went from operating over 200 branches to about 120 now, right? That was a massive disruption within our field, both operations and sales organization. This is much different, right? If we combine our branches, we've got 275. There will be some opportunities to improve the efficiency. But as far as like branch closures and consolidations, it will be a very low percentage of that, much, much different than we experienced with ModSpace. Gregory R. Bardi - Barclays Bank PLC, Research Division - VP Okay. And then maybe on the managed services side. Has this been something that on the WillScot side, you've looked into? Is it contemplated at any of the CapEx this year? And maybe how -- it sounded like it's even early days for Mobile Mini, so just some thoughts on the opportunity there. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. We've actually been doing it, but not with the focus that Mobile Mini has applied. A portion of our ready-to-work VAPS value that we have been quantifying every quarter is through other third-party services such as re-renting portable toilets and the such. So our primary focus has been drive the growth via the furniture. We haven't, let's say, stopped any of that related managed services opportunity. So I think just taking the platform that Mobile Mini has put in place allows us to really do both. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. And just to clarify, Greg, the managed services portion of Mobile Mini's business does not require capital. It's strictly through a re-rent process with a third party. Operator Your next question comes from Alex Maroccia with Berenberg. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. Greg, this is Kelly. I'll start here. I think a lot of the diligence that we did, Brad and I, as we were discussing the organizations, was really centered around the sales structure. And I think it's really important right now that these -- we look at these 2 independent. It's very obvious that there's cross-selling opportunities. I mean, I can give you so many examples from a managed services standpoint where we can re-rent other products and mobile offices are one of those that are -- become very obvious. But I think there's an opportunity for us here a little bit longer term to have a go-to-market strategy at a higher level within the organization in terms of how we have this -- the 2 complementary products and service offerings that we have to be in alignment with the sales force to go forward. But I think that's somewhere down the road. I think what we want to do right now is just -- there are best practices. We have tremendous industry knowledge between both organizations. And I think there's some opportunity for us here to identify what we can do with these sales reps to become more efficient, and over time, understand exactly how we can fit the 2 together. But in terms of headcount, certainly on the Mobile Mini side, we are never at full staff. There's always opportunity to grow. And based on all of the market data we have, we certainly would look to continue to add. So I don't know that it's consolidating an employee base as much as it is trying to figure out kind of what that go-to-market strategy is so we can take advantage of both brands cross-selling at a higher level. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. I think I would add is just the operations side of that. And there's an earlier question contrasting this to the ModSpace combination. I mean, you'll recall from prior presentations between Tyson, Acton and ModSpace, we went from operating over 200 branches to about 120 now, right? That was a massive disruption within our field, both operations and sales organization. This is much different, right? If we combine our branches, we've got 275. There will be some opportunities to improve the efficiency. But as far as like branch closures and consolidations, it will be a very low percentage of that, much, much different than we experienced with ModSpace. Gregory R. Bardi - Barclays Bank PLC, Research Division - VP Okay. And then maybe on the managed services side. Has this been something that on the WillScot side, you've looked into? Is it contemplated at any of the CapEx this year? And maybe how -- it sounded like it's even early days for Mobile Mini, so just some thoughts on the opportunity there. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. We've actually been doing it, but not with the focus that Mobile Mini has applied. A portion of our ready-to-work VAPS value that we have been quantifying every quarter is through other third-party services such as re-renting portable toilets and the such. So our primary focus has been drive the growth via the furniture. We haven't, let's say, stopped any of that related managed services opportunity. So I think just taking the platform that Mobile Mini has put in place allows us to really do both. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. And just to clarify, Greg, the managed services portion of Mobile Mini's business does not require capital. It's strictly through a re-rent process with a third party. Operator Your next question comes from Alex Maroccia with Berenberg. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Alexander Rocco Maroccia - Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst So I got a 2-parter here. In terms of the integration, what kind of ramp-up of asset purchases are you guys expecting, given the possible utilization boost from cross-selling? And then the second part is just looking at some of the differentiating technologies between the companies in terms of maybe unit tracking, [walks], et cetera, are these baked into that $75 million onetime number you identified? Timothy D. Boswell - WillScot Corporation - CFO This is Tim. I'll start with the combined organic capital expenditure outlook for the 2 companies. And I think you'll find that it's quite similar to the 2 stand-alone trajectories. And the business on a combined basis can easily self-fund kind of the organic fleet requirements across all asset classes. So on the WillScot side, we're operating in the mid-70s in terms of modular office utilization. We've got several years of organic volume growth that can be supported with the existing fleet. And I know Mobile Mini has invested in fleet over the past year, so to the point where the outlook for 2020 fleet CapEx spends are actually quite modest. Kelly, you can feel free to elaborate as we look forward. But the free cash flow ranges that we've articulated, looking out 2, 3 years here, fully support the combined fleet needs of the business. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes, I think -- this is Brad. The other part of your question was with respect to the $75 million. The $75 million of costs associated with achieving those synergies, that's primarily related to combining the ERPs, so it's IT, professional service support, it's the third-party help we're bringing in to facilitate the integration and then people and branch-related opportunities, as I mentioned before. That's -- we don't include capital investments to upgrade assets, if you will, at locks, et cetera, right? That would be within our normal free cash flow and that CapEx guidance. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. Alex, just real quick. I did want to add in. I think you brought up technology. I think this is a really big opportunity for us in terms of the combination of both companies as we look at the implementation of SAP. It took us a couple of years, but in terms of creating operational efficiencies, mobility, everything around route management with logistics, I think that again, so many great strengths of both brands coming together. I think there's an opportunity here for us to harmonize from a tech standpoint and really improve between both companies, the operational efficiencies and share best practices. It's a big opportunity for a tailwind here for us. Alexander Rocco Maroccia - Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst Got it. That all makes sense. And then another one, just sectors that make sense to cross sell into. How does the current geographic footprint align with the strategy there? And what sectors are you thinking of specifically? Kelly Williams - Mobile Mini, Inc. - President, CEO & Director This is Kelly. I mean, I think it's really across all end markets. There are very few, maybe retail, where we do our seasonal business, but even that would have -- there would be some demand for offices. But everything that we have been able to identify in terms of cross-selling opportunities and end markets, quite frankly, there's true overlap. And I think it's evidenced by our managed services opportunities as I brought up, it's a convenience factor to be able to provide other products. And in this case, again, we re-rent those products. But those -- the Mobile offices are 1 product that comes up on a regular basis and the customer is willing to pay a premium to -- for us to be able to find those products. So I think it's very obvious across most end markets that there's an opportunity for us to cross-sell based on all the data points that we can come up with. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Alexander Rocco Maroccia - Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst So I got a 2-parter here. In terms of the integration, what kind of ramp-up of asset purchases are you guys expecting, given the possible utilization boost from cross-selling? And then the second part is just looking at some of the differentiating technologies between the companies in terms of maybe unit tracking, [walks], et cetera, are these baked into that $75 million onetime number you identified? Timothy D. Boswell - WillScot Corporation - CFO This is Tim. I'll start with the combined organic capital expenditure outlook for the 2 companies. And I think you'll find that it's quite similar to the 2 stand-alone trajectories. And the business on a combined basis can easily self-fund kind of the organic fleet requirements across all asset classes. So on the WillScot side, we're operating in the mid-70s in terms of modular office utilization. We've got several years of organic volume growth that can be supported with the existing fleet. And I know Mobile Mini has invested in fleet over the past year, so to the point where the outlook for 2020 fleet CapEx spends are actually quite modest. Kelly, you can feel free to elaborate as we look forward. But the free cash flow ranges that we've articulated, looking out 2, 3 years here, fully support the combined fleet needs of the business. Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes, I think -- this is Brad. The other part of your question was with respect to the $75 million. The $75 million of costs associated with achieving those synergies, that's primarily related to combining the ERPs, so it's IT, professional service support, it's the third-party help we're bringing in to facilitate the integration and then people and branch-related opportunities, as I mentioned before. That's -- we don't include capital investments to upgrade assets, if you will, at locks, et cetera, right? That would be within our normal free cash flow and that CapEx guidance. Kelly Williams - Mobile Mini, Inc. - President, CEO & Director Yes. Alex, just real quick. I did want to add in. I think you brought up technology. I think this is a really big opportunity for us in terms of the combination of both companies as we look at the implementation of SAP. It took us a couple of years, but in terms of creating operational efficiencies, mobility, everything around route management with logistics, I think that again, so many great strengths of both brands coming together. I think there's an opportunity here for us to harmonize from a tech standpoint and really improve between both companies, the operational efficiencies and share best practices. It's a big opportunity for a tailwind here for us. Alexander Rocco Maroccia - Joh. Berenberg, Gossler & Co. KG, Research Division - Analyst Got it. That all makes sense. And then another one, just sectors that make sense to cross sell into. How does the current geographic footprint align with the strategy there? And what sectors are you thinking of specifically? Kelly Williams - Mobile Mini, Inc. - President, CEO & Director This is Kelly. I mean, I think it's really across all end markets. There are very few, maybe retail, where we do our seasonal business, but even that would have -- there would be some demand for offices. But everything that we have been able to identify in terms of cross-selling opportunities and end markets, quite frankly, there's true overlap. And I think it's evidenced by our managed services opportunities as I brought up, it's a convenience factor to be able to provide other products. And in this case, again, we re-rent those products. But those -- the Mobile offices are 1 product that comes up on a regular basis and the customer is willing to pay a premium to -- for us to be able to find those products. So I think it's very obvious across most end markets that there's an opportunity for us to cross-sell based on all the data points that we can come up with. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. And Kelly really hit it on that Slide 12 in the deck. If you look at where there's green-only dots or blue-only dots, I mean, that really highlights the cross-sell potential. I mean, we've got WillScot well established in Canada and Mexico. Mini's kind of just on the fringe there. And then even within the U.S., you can't really call out 1 geography where neither is present. But if you look city by city, there's certainly opportunities there. Operator Your next question comes from Brent Thielman with D.A. Davidson. Brent Edward Thielman - D.A. Davidson & Co., Research Division - Senior VP & Senior Research Analyst Congratulations. Maybe a couple of quick for Tim, I think. Just wondering what the breakup fee might be associated with the transaction. And then the $1 billion in combined NOLs, any restrictions associated with that? Timothy D. Boswell - WillScot Corporation - CFO Yes. We spend a lot of time on the NOLs, Brent, and we feel very good about the ability to kind of consume those over the next 3 to 4 years. And that's one of the great attributes of the business is, historically, both companies have been extremely tax-efficient and we expect that to continue. So while there are some restrictions related to, say, the ModSpace NOLs, we can sequence the utilization of those NOLs in a way that does not restrict the business and frankly defers the cash tax obligations of the business in the U.S. several years out into the future. So we feel very good about the NOL situation. We've got a break fee -- mutual break fee, 3% of the equity value of the transaction in either direction. So I'll stop there and see if you have a follow-up. Brent Edward Thielman - D.A. Davidson & Co., Research Division - Senior VP & Senior Research Analyst No. That's great, Tim. And then I guess, just one on the legacy, I guess, call it, legacy WillScot outlook for 2020. I didn't see it in there, but can you quantify or sort of qualify what kind of rental rate performance or expectation's kind of embedded in that 2020 outlook? Timothy D. Boswell - WillScot Corporation - CFO Yes. It's a continuation of the double-digit year-over-year trends that we've seen in the U.S. modular lease revenue line, so not 100% of the revenue but the trends that we've been seeing in the U.S. modular lease revenue, we see the 10% year-over-year rate growth continuing. I did flag, there is a volume headwind in the first half of the year. We've talked about the volume trends in the business. We are assuming sequential pickup in volumes going into Q2 and Q3. So think about this as a continuation of the pricing and value-added products trends that you've seen for several quarters now, and then a return to normal sequential volume growth just based on the natural seasonality of the business. And then the last building block is just the continued synergy realization coming out of the ModSpace deal. So those 3 things are really taking you from where we ended 2019 to 2020. And I would just say, the vast majority of that bridge, we believe, is in management's control. Operator I am showing no further questions at this time. I will now turn the conference back for closing remarks. . Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Okay. Well, thank you, everyone. I'd like to just remind you of 2 points with respect to this transaction. First, both WillScot and Mobile Mini have outstanding teams with proven track records of delivering profitable growth, and together, will be even better positioned to generate stockholder 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Yes. And Kelly really hit it on that Slide 12 in the deck. If you look at where there's green-only dots or blue-only dots, I mean, that really highlights the cross-sell potential. I mean, we've got WillScot well established in Canada and Mexico. Mini's kind of just on the fringe there. And then even within the U.S., you can't really call out 1 geography where neither is present. But if you look city by city, there's certainly opportunities there. Operator Your next question comes from Brent Thielman with D.A. Davidson. Brent Edward Thielman - D.A. Davidson & Co., Research Division - Senior VP & Senior Research Analyst Congratulations. Maybe a couple of quick for Tim, I think. Just wondering what the breakup fee might be associated with the transaction. And then the $1 billion in combined NOLs, any restrictions associated with that? Timothy D. Boswell - WillScot Corporation - CFO Yes. We spend a lot of time on the NOLs, Brent, and we feel very good about the ability to kind of consume those over the next 3 to 4 years. And that's one of the great attributes of the business is, historically, both companies have been extremely tax-efficient and we expect that to continue. So while there are some restrictions related to, say, the ModSpace NOLs, we can sequence the utilization of those NOLs in a way that does not restrict the business and frankly defers the cash tax obligations of the business in the U.S. several years out into the future. So we feel very good about the NOL situation. We've got a break fee -- mutual break fee, 3% of the equity value of the transaction in either direction. So I'll stop there and see if you have a follow-up. Brent Edward Thielman - D.A. Davidson & Co., Research Division - Senior VP & Senior Research Analyst No. That's great, Tim. And then I guess, just one on the legacy, I guess, call it, legacy WillScot outlook for 2020. I didn't see it in there, but can you quantify or sort of qualify what kind of rental rate performance or expectation's kind of embedded in that 2020 outlook? Timothy D. Boswell - WillScot Corporation - CFO Yes. It's a continuation of the double-digit year-over-year trends that we've seen in the U.S. modular lease revenue line, so not 100% of the revenue but the trends that we've been seeing in the U.S. modular lease revenue, we see the 10% year-over-year rate growth continuing. I did flag, there is a volume headwind in the first half of the year. We've talked about the volume trends in the business. We are assuming sequential pickup in volumes going into Q2 and Q3. So think about this as a continuation of the pricing and value-added products trends that you've seen for several quarters now, and then a return to normal sequential volume growth just based on the natural seasonality of the business. And then the last building block is just the continued synergy realization coming out of the ModSpace deal. So those 3 things are really taking you from where we ended 2019 to 2020. And I would just say, the vast majority of that bridge, we believe, is in management's control. Operator I am showing no further questions at this time. I will now turn the conference back for closing remarks. . Bradley Lee Soultz - WillScot Corporation - President, CEO & Director Okay. Well, thank you, everyone. I'd like to just remind you of 2 points with respect to this transaction. First, both WillScot and Mobile Mini have outstanding teams with proven track records of delivering profitable growth, and together, will be even better positioned to generate stockholder 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc value. More specifically, as Tim mentioned, upon full realization of the cost synergies, which will be 2 years post-close, we expect the combined company to generate approximately $500 million in annual free cash flow. So with that, I'd like to thank you for joining us this morning, and thanks for your continued interest in our company. Operator Ladies and gentlemen, this concludes today's conference. Thank you for your participation, and have a wonderful day. You may all disconnect. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2020, Thomson Reuters. All Rights Reserved. 13047004-2020-03-02T16:20:41.583 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.MARCH 02, 2020 / 1:00PM, WSC - Q4 2019 WillScot Corp Earnings Call and to Combine with Mobile Mini Inc value. More specifically, as Tim mentioned, upon full realization of the cost synergies, which will be 2 years post-close, we expect the combined company to generate approximately $500 million in annual free cash flow. So with that, I'd like to thank you for joining us this morning, and thanks for your continued interest in our company. Operator Ladies and gentlemen, this concludes today's conference. Thank you for your participation, and have a wonderful day. You may all disconnect. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. 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Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “projects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “shall,” “continue,” “outlook” and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the proposed business combination (the “Proposed Transaction”) involving WillScot and Mobile Mini, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management’s beliefs, expectations and objectives as of the date hereof. Achievement of the expressed beliefs, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, expectations or objectives. These forward-looking statements are only estimates, assumptions and projections, and involve known and unknown risks and uncertainties, many of which are beyond the control of WillScot and Mobile Mini. Important Proposed Transaction-related factors that may cause such differences include, but are not limited to: the risk that expected revenue, expense and other synergies from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; the inherent uncertainty associated with financial or other projections; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and disruptions to the parties’ businesses and financial condition as a result of the announcement and pendency of the Proposed Transaction. Other important factors include: the parties’ ability to manage growth and execute their business plan; their estimates of the size of the markets for their products; the rate and degree of market acceptance of their products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting their profitability (including cost increases resulting from tariffs); general economic and market conditions impacting demand for their products and services; the value of WillScot shares to be issued in the Proposed Transaction; the parties’ capital structure, levels of indebtedness and availability of credit; expected financing transactions undertaken in connection with the Proposed Transaction; third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the ability to retain and hire key personnel and uncertainties arising from leadership changes; the response of business partners as a result of the announcement and pendency of the Proposed Transaction; the diversion of management attention from business operations to the Proposed Transaction; the ability to implement and maintain an effective system of internal controls; potential litigation and regulatory matters involving the combined company; implementation of tax reform; the intended qualification of the Proposed Transaction as a tax-free reorganization; the changes in political conditions in the U.S. and other countries in which the parties operate, including U.S. trade policies or the U.K.’s withdrawal from the European Union; and such other risks and uncertainties described in the periodic reports WillScot and Mobile Mini file with the SEC from time to time including WillScot’s Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “projects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “shall,” “continue,” “outlook” and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the proposed business combination (the “Proposed Transaction”) involving WillScot and Mobile Mini, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management’s beliefs, expectations and objectives as of the date hereof. Achievement of the expressed beliefs, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, expectations or objectives. These forward-looking statements are only estimates, assumptions and projections, and involve known and unknown risks and uncertainties, many of which are beyond the control of WillScot and Mobile Mini. Important Proposed Transaction-related factors that may cause such differences include, but are not limited to: the risk that expected revenue, expense and other synergies from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; the inherent uncertainty associated with financial or other projections; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and disruptions to the parties’ businesses and financial condition as a result of the announcement and pendency of the Proposed Transaction. Other important factors include: the parties’ ability to manage growth and execute their business plan; their estimates of the size of the markets for their products; the rate and degree of market acceptance of their products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting their profitability (including cost increases resulting from tariffs); general economic and market conditions impacting demand for their products and services; the value of WillScot shares to be issued in the Proposed Transaction; the parties’ capital structure, levels of indebtedness and availability of credit; expected financing transactions undertaken in connection with the Proposed Transaction; third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the ability to retain and hire key personnel and uncertainties arising from leadership changes; the response of business partners as a result of the announcement and pendency of the Proposed Transaction; the diversion of management attention from business operations to the Proposed Transaction; the ability to implement and maintain an effective system of internal controls; potential litigation and regulatory matters involving the combined company; implementation of tax reform; the intended qualification of the Proposed Transaction as a tax-free reorganization; the changes in political conditions in the U.S. and other countries in which the parties operate, including U.S. trade policies or the U.K.’s withdrawal from the European Union; and such other risks and uncertainties described in the periodic reports WillScot and Mobile Mini file with the SEC from time to time including WillScot’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020, each of which are or will be available through the SEC’s EDGAR system at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements as the information in this communication speaks only as of March 2, 2020 or such earlier date as specified herein. WillScot and Mobile Mini disclaim any obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. All subsequent written and oral forward-looking statements attributable to WillScot, Mobile Mini or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above. Additional Information and Where to Find It This communication is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the Proposed Transaction. In connection with the Proposed Transaction, WillScot will file a registration statement on Form S-4, which will include a document that serves as a prospectus of WillScot and a joint proxy statement of WillScot and Mobile Mini (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the U.S. Securities and Exchange Commission (the “SEC”). No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to WillScot’s stockholders and Mobile Mini’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by WillScot with the SEC may also be obtained free of charge from WillScot by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008. Participants in the Solicitation WillScot, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about WillScot’s directors and executive officers is available in WillScot’s proxy statement, dated April 30, 2019 for the 2019 Annual Meeting of Stockholders and WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and WillScot's Current Reports on Form 8-K filed on May 17, 2019 and June 19, 2019. Information about Mobile Mini’s directors and executive officers is available in 2 Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020, each of which are or will be available through the SEC’s EDGAR system at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements as the information in this communication speaks only as of March 2, 2020 or such earlier date as specified herein. WillScot and Mobile Mini disclaim any obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. All subsequent written and oral forward-looking statements attributable to WillScot, Mobile Mini or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above. Additional Information and Where to Find It This communication is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the Proposed Transaction. In connection with the Proposed Transaction, WillScot will file a registration statement on Form S-4, which will include a document that serves as a prospectus of WillScot and a joint proxy statement of WillScot and Mobile Mini (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the U.S. Securities and Exchange Commission (the “SEC”). No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to WillScot’s stockholders and Mobile Mini’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by WillScot with the SEC may also be obtained free of charge from WillScot by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008. Participants in the Solicitation WillScot, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about WillScot’s directors and executive officers is available in WillScot’s proxy statement, dated April 30, 2019 for the 2019 Annual Meeting of Stockholders and WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and WillScot's Current Reports on Form 8-K filed on May 17, 2019 and June 19, 2019. Information about Mobile Mini’s directors and executive officers is available in 2

Mobile Mini’s proxy statement, dated March 12, 2019 for its 2019 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, WillScot or Mobile Mini as indicated above. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 3 Mobile Mini’s proxy statement, dated March 12, 2019 for its 2019 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, WillScot or Mobile Mini as indicated above. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 3